Exhibit 10.69

1-26-15

CANADIAN PACIFIC PENSION PLAN
FOR
U.S. MANAGEMENT EMPLOYEES

(Incorporating All Amendments Adopted
Through December 31, 2014)

CANADIAN PACIFIC PENSION PLAN
FOR
U.S. MANAGEMENT EMPLOYEES
(Incorporating All Amendments Adopted through December 31, 2014)

Sec. 4.1	Normal Pension...........................................................................................	15
Sec. 4.2	Normal Retirement......................................................................................	15
Sec. 4.3	Late Retirement...........................................................................................	15
Sec. 4.4	Early Retirement..........................................................................................	15
Sec. 4.5	Vested Termination.....................................................................................	15
Sec. 4.6	Accrued Monthly Pension...........................................................................	15
Sec. 4.7	Certified Earnings........................................................................................	17
Sec. 4.8	Final Average Monthly Earnings................................................................	19
Sec. 4.9	Normal Retirement Age..............................................................................	20
Sec. 4.10	Early Retirement Reduction Factor.............................................................	20
Sec. 4.11	Vested Termination Reduction Factor........................................................	20
Sec. 4.12	Actuarial Equivalent....................................................................................	20

ARTICLE V	PLAN PARTICIPATION...........................................................................	22
Sec. 5.1	Entry Date....................................................................................................	22
Sec. 5.2	Eligibility for Participation..........................................................................	22
Sec. 5.3	Duration of Participation.............................................................................	23
Sec. 5.4	No Guarantee of Employment.....................................................................	23

ARTICLE VI	PENSION BENEFITS................................................................................	24
Sec. 6.1	Pension on Normal Retirement...................................................................	24
Sec. 6.2	Pension on Late Retirement........................................................................	24
Sec. 6.3	Pension on Early Retirement.......................................................................	24
Sec. 6.4	Pension on Vested Termination..................................................................	24
Sec. 6.5	Deduction for Other Pension Payments......................................................	25
Sec. 6.6	Amendments Affecting Pension Rights......................................................	25
Sec. 6.7	Suspension of Benefits and Effect of Reemployment.................................	25
Sec. 6.8	Nonforfeitable Benefits...............................................................................	27

ARTICLE VII	DEATH BENEFITS AND OPTIONAL SETTLEMENTS........................	28
Sec. 7.1	Qualified Preretirement Survivor Annuity..................................................	28
Sec. 7.2	Qualified Joint and Survivor Annuity.........................................................	29
Sec. 7.3	Optional Settlements...................................................................................	31
Sec. 7.4	Lump Sum Death Benefit............................................................................	32
Sec. 7.5	Definition of Spouse and Marriage.............................................................	33

ARTICLE VIII	MISCELLANEOUS BENEFIT PROVISIONS..........................................	34
Sec. 8.1	Commencement Date for Pension Payments..............................................	34
Sec. 8.2	Automatic Cash –Outs and Default Rollovers............................................	35
Sec. 8.3	No Other Benefits........................................................................................	36
Sec. 8.4	Source of Benefits.......................................................................................	36
Sec. 8.5	Incompetent Payee......................................................................................	36
Sec. 8.6	Assignment or Alienation of Benefits.........................................................	37

Sec. 8.7	Payment of Taxes........................................................................................	37
Sec. 8.8	Conditions Precedent...................................................................................	37
Sec. 8.9	Company Directions to Funding Agency....................................................	37
Sec. 8.10	Effect on Unemployment Compensation....................................................	38
Sec. 8.11	Benefits Not Increased by Actuarial Gains.................................................	38
Sec. 8.12	Maximum Limitations on Benefits..............................................................	38
Sec. 8.13	Special Benefit Limitation on Distributions to Highly Compensated Employees	39
Sec. 8.14	Distributions Made in Accordance With Code Section 401(a)(9)..............	40
Sec. 8.15	Rollovers and Transfers to Other Eligible Plans.........................................	40
Sec. 8.16	Deemed Cash-Out Upon Termination of Employment...............................	41
Sec. 8.17	Retroactive Annuity Starting Dates.............................................................	41
Sec. 8.18	Benefits of Reemployed Veterans...............................................................	42
Sec. 8.19	Limitations Under Code §436.....................................................................	43

ARTICLE IX FUND	FUND..........................................................................................................	45
Sec. 9.1	Composition................................................................................................	45
Sec. 9.2	Funding Agency..........................................................................................	45
Sec. 9.3	Compensation and Expenses of Funding Agency.......................................	45
Sec. 9.4	Funding Policy............................................................................................	45
Sec. 9.5	Securities and Property of Participating Employers....................................	45
Sec. 9.6	No Diversion...............................................................................................	46
Sec. 9.7	Employer Contributions..............................................................................	46

ARTICLE X	ACTUARY..................................................................................................	47
Sec. 10.1	Appointment................................................................................................	47
Sec. 10.2	Responsibilities...........................................................................................	47
Sec. 10.3	Compensation..............................................................................................	47
Sec. 10.4	Resignation, Removal and Successor..........................................................	47

ARTICLE XI	ADMINISTRATION OF PLAN.................................................................	48
Sec. 11.1	Administration by Company.......................................................................	48
Sec. 11.2	Certain Fiduciary Provisions.......................................................................	48
Sec. 11.3	Discrimination Prohibited...........................................................................	49
Sec. 11.4	Evidence......................................................................................................	49
Sec. 11.5	Correction of Errors.....................................................................................	49
Sec. 11.6	Records........................................................................................................	49
Sec. 11.7	General Fiduciary Standard.........................................................................	49
Sec. 11.8	Prohibited Transactions...............................................................................	50
Sec. 11.9	Claims Procedure........................................................................................	50
Sec. 11.10	Bonding.......................................................................................................	50
Sec. 11.11	Waiver of Notice.........................................................................................	50
Sec. 11.12	Agent For Legal Process.............................................................................	50

Sec. 11.13	Indemnification...........................................................................................	50

ARTICLE XII	AMENDMENT, TERMINATION, MERGER...........................................	51
Sec. 12.1	Amendment.................................................................................................	51
Sec. 12.2	Discontinuance of Joint Participation in Plan by a Participating Employer	51
Sec. 12.3	Reorganization of Participating Employers.................................................	51
Sec. 12.4	Termination.................................................................................................	52
Sec. 12.5	Partial Termination......................................................................................	54
Sec. 12.6	Merger, Consolidation, or Transfer of Plan Assets.....................................	55
Sec. 12.7	Deferral of Distributions.............................................................................	55

ARTICLE XIII	MISCELLANEOUS PROVISIONS...........................................................	56
Sec. 13.1	Insurance Company Not Responsible for Validity of Plan.........................	56
Sec. 13.2	Headings......................................................................................................	56
Sec. 13.3	Capitalized Definitions................................................................................	56
Sec. 13.4	Gender.........................................................................................................	56
Sec. 13.5	Use of Compounds of Word Here...............................................................	56
Sec. 13.6	Construed as a Whole..................................................................................	56

ARTICLE XIV	TOP-HEAVY PLAN PROVISIONS..........................................................	57
Sec. 14.1	Effective Date..............................................................................................	57
Sec. 14.2	Key Employee Defined...............................................................................	57
Sec. 14.3	Determination of Top_Heavy Status...........................................................	57
Sec. 14.4	Minimum Accrued Benefit..........................................................................	59
Sec. 14.5	Vesting Schedule.........................................................................................	60
Sec. 14.6	Definition of Employer...............................................................................	61
Sec. 14.7	Exception For Collective Bargaining Unit..................................................	61
Sec. 14.8	Special Rule for Automatic Cash Outs of Partially Vested Benefits..........	61

APPENDIX A	.....................................................................................................................	62
APPENDIX B	.....................................................................................................................	64
APPENDIX C	.....................................................................................................................	66
APPENDIX D	.....................................................................................................................	69

CANADIAN PACIFIC PENSION PLAN
FOR
U.S. MANAGEMENT EMPLOYEES

(Incorporating All Amendments Adopted through December 31, 2014)

ARTICLE I

GENERAL

    Sec. 1.1     Name of Plan. The name of the pension plan set forth herein is the Canadian Pacific Pension Plan for U.S. Management Employees. It was previously named the Canadian Pacific Railway Pension Plan for U.S. Management Employees. Prior to that the Plan was known as the “CP Rail System Funded Pension Plan for U.S. Management Employees.” Prior to that it was known as the “Soo Line Railroad Funded Pension Plan,” and before that as the “Pension Plan for Eligible Officers and Employees of Minneapolis, St. Paul & Sault Ste. Marie Railroad Company.” It is sometimes herein referred to as the “Plan.”

    Sec. 1.2     Purpose. The Plan has been established so that eligible employees will have a source of retirement income in addition to the other sources of retirement income available to them.

    Sec. 1.3     Effective Date. The “Effective Date” of the Plan is December 31, 1956, the date as of which the Plan was established. This restatement of the Plan incorporates all amendments made effective through December 31, 2014.

    Sec. 1.4     Company. The “Company” is Soo Line Railroad Company, a Minnesota corporation, and any Successor Employer thereof. The Company was Minneapolis, St. Paul & Sault Ste. Marie Railroad Company for the period commencing December 31, 1956 and ending December 31, 1960.

    Sec. 1.5     Administrator. The Company is the “Administrator” of the Plan for purposes of ERISA.

    Sec. 1.6     Construction and Applicable Law. The Plan is intended to meet the requirements for qualification under Code section 401(a). The Plan is also intended to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed consistent with said intent. It shall also be construed and administered according to the laws of the State of Minnesota to the extent that such laws are not preempted by the laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the District of Minnesota, except as otherwise provided in any trust agreement entered into with a Funding Agency. All references herein to the “Internal Revenue Code” or “Code” are to the Internal Revenue Code of 1986 as from time to time amended. All references herein to the “Employee Retirement Income Security Act” or

“ERISA” are to the Employee Retirement Income Security Act of 1974 as from time to time amended.

    Sec. 1.7     Benefit Determinations and Applicability of Amendments. Except as may be specifically provided herein to the contrary, benefits under the Plan attributable to service prior to a Participant's Termination of Employment shall be determined and paid in accordance with the provisions of the Plan as in effect as of the date the Termination of Employment occurred. Also, and except as may be specifically provided herein to the contrary, any amendment to the Plan shall apply only to benefits accrued by individuals who are employees of a Participating Employer or Affiliate on or after the effective date of such amendment. Notwithstanding the foregoing:

(a)     Certain provisions of the Plan have specific effective dates, which are noted in the particular provisions.

(b)     Certain provisions of the 1994 amendment and restatement of the Plan were required as a result of federal statutes and regulations. In cases where these new legal requirements were applicable prior to January 1, 1994, the Plan has been and will be applied and interpreted in a manner that is consistent with a good faith interpretation of the applicable legal requirements.

(c)     Certain provisions of the 1999 and 2002 amendment and restatements of the Plan are intended to reflect and comply with certain provisions of (and legal changes made by) the General Agreement on Trades and Tariffs contained in the Uruguay Round Agreements Act, P.L. 103-465 (“GATT”), the Small Business Job Protection Act of 1996, P.L. 104-88 (“SBJA”) and the Taxpayer Relief Act of 1997, P.L.105-34 (“TRA 97”) and the Community Renewal Tax Relief Act of 2000 (“CRA”). In the absence of explicit regulatory guidance, the Plan has been, and will be applied and interpreted in a manner that is consistent with a good faith interpretation of the legal requirements of the above-referenced Acts. The January 1, 2002 restatement of the Plan (dated “11-14-02”) was the subject of a favorable determination letter dated November 26, 2002 which confirmed that the provisions of the Plan meet the qualification requirements of GATT, SBJA, USERRA, TRA 97 and CRA.

(d)     Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994, P.L. 103-353 (“USERRA”), as amended from time to time. In the absence of explicit regulatory guidance, the Plan will be applied and interpreted in a manner that is consistent with a good faith interpretation of USERRA. The provisions of USERRA became effective with respect to the Plan as of December 12, 1994.

(e)     This working copy of the Plan, dated “1-26-10”, incorporates good faith amendments made under the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). These amendments were incorporated in the January 1, 2002 restatement of the Plan (dated “11-14-02”) and were adopted on January 31, 2003. Unless stated otherwise, or required by law, the effective date of the EGTRRA amendments was January 1, 2002. The Plan has been applied and interpreted in a manner that is consistent with a good faith interpretation of the requirements of EGTRRA.

(f)     The working copy of the Plan, dated “1-26-10”, also incorporated good faith amendments intended to reflect and comply with the provisions of the Pension Protection Act of 2006 (“PPA”), and the Worker, Retiree and Employer Recovery Act of 2008 (“WRERA”), the Heroes Earnings Assistance and Relief Act of 2008 (the “HEART Act”) and the final Code §415 regulations issued by the Department of Treasury on April 5, 2007. Unless stated otherwise or required by law, the effective date of the PPA and WRERA amendments is January 1, 2008. Unless otherwise stated or required by law, the effective date of the HEART amendments was January 1, 2007. The Plan has been, and shall be, applied and interpreted in a manner that is consistent with a good faith interpretation of the requirements of the PPA.

(g)     The working copy of the Plan document, dated “1-26-10”, included all amendments adopted through December 31, 2009. These amendments included the following:

(1)     Amendments dated “8-25-05”, which were adopted September 7, 2005, and included the default rollover provisions effective March 28, 2005.

(2)     Amendments dated “1-20-06”, which were adopted on January 24, 2006, and which modified the actuarial equivalent factors for purposes of determining the amount of optional forms of benefit and applying the Code §415 limits.

(3)     Amendments dated “12-22-08”, which were adopted on December 22, 2008, and set forth the provisions of the Pension Protection Act, the HEART Act and the final Code §415 regulations.

(4)     Amendments dated “12-11-09”, which were adopted on December 29, 2009 and added Code §436 limitations, Defense of Marriage Act and minor top-heavy revisions.

(h)     Eligibility to become a Participant in the Plan was frozen effective July 1, 2010. As a result:

(1)     Individuals with an Employment Commencement Date on or after July 1, 2010 (including rehires on or after July 1, 2010) are not Qualified Employees and are not eligible to become Participants in the Plan.

(2)     Individuals who are Participants on July 1, 2010 and who are employed by the Company or an Affiliate on July 1, 2010, but are not Qualified Employees on July 1, 2010 or are on an approved leave of absence on July 1, 2010, can again become eligible to accrue benefits under the Plan as of the date, if any, that they again become Qualified Employees or return to active employment status (whichever may apply).

(3)     Individuals who are employed by the Company or an Affiliate on July 1, 2010, but are not Participants or Qualified Employees on July 1, 2010, cannot become Participants after July 1, 2010, even if they transfer into a position that would have previously caused them to be eligible to participate in the Plan.

(i)     This working copy of the Plan document, dated “1-26-15”, includes all amendments adopted through December 31, 2014. These amendments include the following:

(1)     Amendments dated “6-28-10”, which were adopted on June 29, 2010 and froze pension eligibility so as to exclude individuals with an employment commencement date on or after July 1, 2010 (including rehires after that date).

(2)     Amendments dated “10-27-2010”, which were adopted on February 22, 2011, which set forth technical modifications to the Plan provisions requested by the IRS in connection with the favorable determination letter dated November 24, 2010.

(3)     Amendments dated “12-3-10”, which were adopted on December 20, 2010, in connection with crediting service for Participants who transfer to DM&E Railroad Company and HEART Act clarifications.

(4)     Amendments dated “12-8-11”, which were adopted on December 21, 2011, which eliminated the lump sum death benefit under Sec. 7.4 of the Plan effect.

(5)     Amendments dated “6-21-13”, which were adopted on July 15, 2013, which were made in connection with a change in the payroll system, thereby provisions relating to the commencement date of pension payments and retroactive annuity starting dates and the definition of Certified Earnings recognized under the Plan.

(6)     Amendments dated “12-18-14”, which were adopted on December 18, 2014 and provided that the Plan will recognize same sex marriages, effective September 16, 2013.

ARTICLE II

MISCELLANEOUS DEFINITIONS

    Sec. 2.1     Active Participant. An employee is an “Active Participant” only while he is both a Participant and a Qualified Employee.

    Sec. 2.2     Actuary. “Actuary” means the individual, partnership, corporation, or other organization appointed and acting as such from time to time under Article X.

    Sec. 2.3     Affiliate. “Affiliate” means any trade or business entity under Common Control with a Participating Employer or under Common Control with a Predecessor Employer while it is such.

    Sec. 2.4     Board. The “Board” is the board of directors of the Company, and includes any executive committee thereof authorized to act for said board of directors.

    Sec. 2.5     Common Control. A trade or business entity (whether a corporation, partnership, sole proprietorship or otherwise) is under “Common Control” with another trade or business entity (i) if both entities are corporations which are members of a controlled group of corporations as defined in Code section 414(b), (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in Code section 414(c), (iii) if both entities are members of an affiliated service group as defined in Code section 414(m), or (iv) if both entities are required to be aggregated pursuant to regulations under Code section 404(o). Service for all entities under Common Control shall be treated as service for a single employer to the extent required by the Code; provided, however, that an individual shall not be a Qualified Employee by reason of this section. In applying the preceding sentence for purposes of Sec. 8.12, the provisions of Code section 414(b) and (c) are deemed to be modified as provided in Code section 415(h).

    Sec. 2.6     Fund. “Fund” means the aggregate of assets described in Sec. 9.1.

    Sec. 2.7     Funding Agency. “Funding Agency” is a trustee or trustees or an insurance company appointed and acting from time to time under Sec. 9.2 for the purpose of holding, investing, and disbursing all or a part of the Fund.

    Sec. 2.8     Leased Employee. “Leased Employees” within the meaning of Code section 414(n)(2) and individuals who would meet those requirements but for failure to complete a year of leased service shall be counted as employees for purposes of determining Years of Eligibility Service and Years of Vesting Service, or to such other extent required by the Code or regulations issued thereunder. Leased Employees are not Participants in the Plan, however, and do not accrue benefits under the Plan.

    Sec. 2.9     Named Fiduciary. The Company is a “Named Fiduciary” for purposes of ERISA with authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan. Other persons are also Named Fiduciaries under said Act if so provided by said Act or if so identified by the Company, by action of the Board. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by said Act or as may be allocated by the Company.

    Sec. 2.10     Participating Employer. The Company is a Participating Employer in the Plan. With the consent of the Company, any other employer may also become a Participating Employer in the Plan effective as of a date specified by it in its adoption of the Plan. Any Successor Employer to a Participating Employer shall also be a Participating Employer in the Plan. As of January 1, 2008, the Company and the Delaware and Hudson Railway Company, Inc., a Delaware corporation formerly named D&H Corporation, are the only Participating Employers in the Plan. The Delaware and Hudson Railway Company became a Participating Employer in the Plan effective January 18, 1991. Canadian Pacific (U.S.) Finance ceased being a Participating Employer in the Plan as of December 31, 2004. By way of clarification, the DM&E Railroad Company is not, and has never been, a Participating Employer in the Plan. Accordingly, DM&E employees are not Qualified Employees and are not eligible to accrue benefits under the Plan, unless, as provided in Sec. 2.13(g), they were Active Participants in the Plan on July 1, 2010, who later transferred from a position with a Participating Employer to a position with the DM&E Railroad Company and thus remained Qualified Employees in the Plan.

    Sec. 2.11     Plan Year. A “Plan Year” is the 12-consecutive-month period commencing on each January 1 and is the year on which records of the Plan are kept.

    Sec. 2.12     Predecessor Employer. Any corporation, partnership, firm, or individual, a substantial part of the assets and employees of which are acquired by a successor, is a “Predecessor Employer” if named in this section and subject to any conditions and limitations with respect thereto imposed by this section; provided, however, that any such corporation, partnership, firm, or individual may be named as a “Predecessor Employer” only if all of its employees who become employees of the successor at the time of the acquisition and Participants hereunder are treated uniformly, the use of service with it does not produce discrimination in favor of officers, shareholders, or highly compensated employees, and there is no duplication of pension benefits for such service. To be considered a “Predecessor Employer,” the acquisition of assets and employees of a corporation, partnership, firm, or individual must be by a Participating Employer, by an Affiliate, or by another Predecessor Employer. Each of the following is a “Predecessor Employer,” subject to any conditions and limitations specified with respect thereto:

(a)     The Duluth, South Shore and Atlantic Railway Company.

(b)     Mineral Range Railroad Company.

(c)     Minneapolis, St. Paul & Sault Ste. Marie Railway Company.

(d)     Wisconsin Central Railway Company for the period of its existence prior to March 1, 1954.

(e)     Wisconsin Central Railroad Company for the period of its existence prior to January 1, 1961.

(f)     Receiver or receivers and trustee or trustees in bankruptcy of the companies named in (a) through (e) above.

(g)     Eligibility for new Participants to enter the Plan was frozen on July 1, 2010. Accordingly, employees with an Employment Commencement Date on or after July 1, 2010 (both new hires and rehires) are not Qualified Employees and cannot become Qualified Employees. In addition, any individual who was employed by the Company or an Affiliate on July 1, 2010, but was neither a Participant nor a Qualified Employee on July 1, 2010, cannot subsequently become a Qualified Employee or a Participant.

(h)     Individuals who were Active Participants in the Plan on July 1, 2010 and who transfer from a position with a Participating Employer to a position with the DM&E Railroad Company (“DM&E”) after July 1, 2010 remain Qualified Employees for purposes of the Plan while they are employed by the DM&E.

    Any other employer shall be a Predecessor Employer if so required by regulations prescribed by the Secretary of the Treasury or his delegate.

    Sec. 2.13     Qualified Employee. “Qualified Employee” means an employee of a Participating Employer, subject to the following:

(a)     An employee is not a Qualified Employee prior to the date as of which his employer becomes a Participating Employer.

(b)     Eligibility of employees in a collective bargaining unit to participate in the Plan shall be subject to negotiations with the representative of that unit. During any period that the wages and hours of service of an employee are covered by the provisions of a collective bargaining agreement between his Participating Employer and such representative he shall not be considered a Qualified Employee for purposes of this Plan unless such agreement expressly so provides. For purposes of this section only, such an agreement shall be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

(c)     Except as provided in subsection (d), if a Qualified Employee is granted an authorized leave of absence or is otherwise absent from active service under circumstances that do not result in his or her Termination of Employment, the employee shall remain a Qualified Employee during such absence.

(d)     The Company or its Affiliates have an ownership interest in the Davenport, Rock Island and Northwestern Railroad Company and the Indiana Harbor Belt Railroad Company. Certain employees of the Company who were on leave of absence to serve said corporations have been treated as Qualified Employees during said leaves of absence. On and after January 1, 1989, an employee will not be considered a Qualified Employee during such a leave of absence.

(e)     On and after January 1, 1989, a nonresident alien while not receiving earned income (within the meaning of Code section 911(b)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) is not a Qualified Employee.

(f)     On and after January 1, 1989, an employee is not a Qualified Employee unless his services are performed within the United States, or his principal base of operations to which he frequently returns is within the United States.

    Sec. 2.14     Successor Employer. A “Successor Employer” is any entity that succeeds to the business of a Participating Employer through merger, consolidation, acquisition of all or substantially all of its assets, or any other means and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan; provided, however, that in the case of such succession with respect to any Participating Employer other than the Company, the acquiring entity shall be a Successor Employer only if consent thereto is granted by the Company.

ARTICLE III

SERVICE DEFINITIONS AND RULES

    Sec. 3.1     Employment Commencement Date. “Employment Commencement Date” means the date on which an employee first performs an Hour of Service for a Participating Employer (whether before or after the Participating Employer becomes such), an Affiliate, or a Predecessor Employer.

    Sec. 3.2     Termination of Employment. The “Termination of Employment” of an employee (or the date an employee “Terminates Employment”) for purposes of the Plan shall be deemed to occur upon the date of his or her resignation, discharge, retirement, death, failure to return to work when duly called following a temporary layoff, a separation from service (for example, a furlough of one year or longer) or upon the happening of any other event or circumstance which, under the policy of his Participating Employer, Affiliate, or Predecessor Employer, as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that “Termination of Employment” shall not be deemed to occur upon a transfer of employment between any combination of Participating Employers, Affiliates, and Predecessor Employers. If a Participant becomes disabled (as determined by the Company in its sole discretion) his or her Termination of Employment shall be deemed not to have occurred until the Company determines the Participant is no longer disabled; provided, however, that if a disabled Participant elects to begin receiving pension benefits under this Plan he or she shall be deemed to have a Termination of Employment for purposes of the Plan when such benefits become payable. If the employer-employee relationship is terminated because of the entry of an employee into the armed forces of the United States and if the employee subsequently returns to employment with a Participating Employer or an Affiliate under circumstances such that he or she has reemployment rights under the provisions of Uniformed Service Employment and Reemployment Rights Act of 1994 or any other applicable federal law, the employee shall be deemed to have been on authorized leave of absence for purposes of the Plan during the period of military service.

    Sec. 3.3     Hour of Service. An “Hour of Service” or “Hours of Service” are determined in accordance with the following subsections. The Company may round up the number of Hours of Service at the end of each Plan Year or other computation period or more frequently as long as a uniform practice is followed with respect to all employees who the Company determines are in the same, or a similar, job classification, reasonably defined.

(a)     Hours of Service are computed only with respect to service with Participating Employers (for service both before and after the Participating Employer becomes such), Affiliates and Predecessor Employers and are aggregated for service with all such employers. Notwithstanding the foregoing, Active Participants who transferred to the DM&E Railroad Company after July 1, 2010 and remained Qualified Employees under the Plan pursuant to Sec. 2.13(h) are credited with Hours of Service for their service with the DM&E Railroad Company in accordance with the other provisions of this section.

(b)     For any period while an employee is in a classification for which a record of hours is maintained, Hours of Service shall be credited as follows:

(1)     Each hour for which the employee is paid, or entitled to payment, for the performance of duties for his employer is an Hour of Service.

(2)     Each hour for which the employee is paid, or entitled to payment, by his or her employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship was terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, is an Hour of Service. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Said 501 hour limit is not applicable, however, to Hours of Service credited under Sec. 3.7(b)(4) for certain periods of long term disability or for military duty that must be recognized by the Plan pursuant to the provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994 or Code section 414(u). Hours of Service shall not be credited under this paragraph with respect to payments under a plan maintained solely for the purpose of complying with     applicable workers’ compensation, unemployment compensation, or disability insurance laws or with respect to a payment which solely reimburses the individual for medical or medically related expenses incurred by the employee.

(3)     Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth in that paragraph. Such Hours of Service shall be credited to the period to which the award or agreement for back pay pertains, rather than to the period in which the award, agreement or payment is made.

(4)     Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

(5)     The Company may use any records to determine Hours of Service which it considers an accurate reflection of the actual facts.

(c)     For any period while an employee is in a classification for which a record of hours is not maintained, he shall be credited with 190 Hours of Service for each month for which he would otherwise be credited with at least one Hour of Service under subsection (b).

(d)     Nothing in this section shall be construed as denying an employee credit for an Hour of Service if credit is required by any federal law other than ERISA. The nature and extent of such credit shall be determined under such other law.

(e)     In no event shall duplicate credit as an Hour of Service be given for the same hour.

    Sec. 3.4     Eligibility Computation Period. An employee's first Eligibility Computation Period is the 12-consecutive-month period beginning on his Employment Commencement Date. His second Eligibility Computation Period is the Plan Year commencing in said 12-consecutive- month period. Each subsequent Plan Year also is an Eligibility Computation Period.

    Sec. 3.5     Year of Eligibility Service. A “Year of Eligibility Service” means an Eligibility Computation Period in which an employee has at least 1000 Hours of Service. Service will not be excluded from a Participant's Years of Eligibility Service by virtue of any subsequent break in service.

    Sec. 3.6     Year of Vesting Service. An employee's “Years of Vesting Service” shall be determined as follows:

(a)     For any Plan Year throughout which a person is an employee of a Participating Employer, Affiliate, or Predecessor Employer, he shall receive a Year of Vesting Service.

(b)     If, during a given Plan Year, a person is not an employee of a Participating Employer, Affiliate, or Predecessor Employer throughout the Plan Year, he or she shall receive one-twelfth of a Year of Vesting Service for each complete calendar month within such Plan Year, during which he or she is an employee of a Participating Employer, Affiliate, or Predecessor Employer. If a Participant becomes disabled before his or her Termination of Employment date, he or she shall receive one-twelfth of a Year of Vesting Service for each month of disability provided he or she was a Qualified Employee when such disability commenced. The determination of disability for this purpose shall be made by the Company in its sole discretion. Notwithstanding the foregoing, if an individual completes at least 1000 Hours of Service during a Plan Year, he or she shall receive a full Year of Vesting Service for that Plan Year.

(c)     Notwithstanding the above provisions of this section, for purposes of determining Years of Vesting Service, there shall be disregarded any Plan Year prior to the later of:

(1)     The PlanYear in which the Participant attained age 18.

(2)     The earlier of (i) the Plan Year in which his Participating Employer first maintained the Plan or a predecessor plan, or (ii) the earliest Plan Year in which any trade or business entity at that time under Common Control with his Participating Employer first maintained the Plan or a predecessor plan.
(d)     Service will not be excluded from a Participant's Years of Vesting Service by virtue of any subsequent break in service.

(e)     For purposes of this section, service prior to January 24, 1990 with Canadian Pacific Limited or with any entity under Common Control with Canadian Pacific Limited shall be treated as service with an Affiliate. However, the preceding sentence applies only if the Participant transferred between a Participating Employer and Canadian Pacific Limited (or an entity under Common Control with Canadian Pacific Limited) and not if the Participant had a Termination of Employment and subsequent reemployment.

(f)     Notwithstanding any of the foregoing provisions to the contrary, a former employee of Delaware and Hudson Railway Company who became an employee of D&H Corporation on or after January 18, 1991 but before January 1, 1992 is credited with one-twelfth (1/12) of a Year of Vesting for each month during any part of which such employee was an employee of Delaware and Hudson Railway Company or any predecessor railroad thereof.

    Sec. 3.7     Year of Credited Service. An employee's “Years of Credited Service” shall be determined as follows:

(a)     With respect to service prior to January 1, 1976, an employee's Years of Credited Service shall be determined according to the provisions of the Plan as in effect prior to said date; provided, however, that service prior to January 1, 1976 shall not be disregarded by reason of any break in service.

(b)     For service after December 31, 1975, an employee's Years of Credited Service shall be determined as follows:

(1)     An employee shall receive one Year of Credited Service for each Plan Year in which he has at least 1000 Hours of Service as a Qualified Employee.

(2)     If an employee has fewer than 1000 Hours of Service as a Qualified Employee in a Plan Year in which his Employment Commencement Date, Termination of Employment or transfer to or from a position as a Qualified Employee occurs, he shall receive one-twelfth of a Year of Credited Service for each complete calendar month in such Plan Year throughout which he is a Qualified Employee.

(3)     Notwithstanding any of the foregoing provisions to the contrary, the following service shall be disregarded when determining a Participant’s Years of Credited Service:

(A)     Employed on January 1, 2001 or Initially Hired on or After January 1, 2001. If a Participant either (i) was an employee of the Company on January 1, 2001; or (ii) had an initial Employment Commencement Date on or after January 1, 2001 (i.e., the Participant did not have a Termination of Employment date with the Company prior to January 1, 2001 with a subsequent rehire date after January 1, 2001), Plan Years before the Participant reached age 21 shall be disregarded when determining his or her Years of Credited Service.

(B)     Termination of Employment Prior to January 1, 2001 and Rehires after January 1, 2001. If a Participant had a Termination of Employment prior to January 1, 2001 and he or she was not an employee of the Company on January 1, 2001, Plan Years described     in (i) or (ii) below     shall be disregarded when determining his or her Years of Credited Service, even if the Participant is rehired by the Company after January 1, 2001:

(i)     A Plan Year prior to 1985, if the Participant had not attained age 25 on or before the last day of that Plan Year.

(ii)     A Plan Year after 1984, if the Participant had not attained age 21 on or before the last day of that Plan Year.

(4)     For purposes of this Sec. 3.7, while an employee is disabled (as determined by the Company in its sole discretion) and is not otherwise accruing Hours of Service, he or she shall be deemed to have 40 Hours of Service for each week of such disability before the earlier of the date he or she elects to begin receiving benefits under the Plan, or the first day of the month following his or her 65th birthday, provided he or she was a Qualified Employee when such disability commenced.

(5)     Service will not be excluded from a Participant's Years of Credited Service by virtue of any subsequent break in service.

(6)     If a Participant ceases to be a Qualified Employee on or after July 1, 1991 because he was transferred to a position in Canada as an employee of a Participating Employer, he will be deemed to be a Qualified Employee for up to two years of his service as an employee of a Participating Employer in Canada, and such service will be included in his Credited Service. Any service with a Participating Employer in Canada in excess of two years will not be considered Credited Service or service as a Qualified Employee.

(c)     If an employee of a Participating Employer who is not a Qualified Employee is transferred to a position in which he is a Qualified Employee, and if the employee remains a Qualified Employee for at least 60 calendar months, the employee's Hours of

Service before he became a Qualified Employee shall be used in determining his Years of Credited Service. This subsection (c) will be applied and interpreted as follows:

(1)     If the transfer to the Qualified Employee position occurred prior to January 1, 1989, the prior service shall be credited immediately, regardless of whether the employee completes 60 calendar months of service as a Qualified Employee.

(2)     On or after January 1, 1989, an employee needs 60 calendar months of service as a Qualified Employee following each period of service during which the Participant was not a Qualified Employee in order for the prior service to count as Credited Service. The 60 months of service as a Qualified Employee does not, however, need to be consecutive months in order to receive the retroactive Credited Service.

(3)     For purposes of this subsection (c), service will be calculated in full months only. Partial months will not count, nor will they be rounded up or added together for purposes of meeting the 60 month threshold.

(4)     This subsection does not apply to service on or after January 1, 1989 during which the employee was not a Qualified Employee due to application of Sec. 2.13(d), (e), or (f).

(5)     This subsection does not apply to service at any time with Canadian Pacific Railway Company or with any other employer which both (i) is not a Participating Employer and (ii) became an Affiliate after December 31, 1988.

(6)     This subsection (c) will be administered in accordance with procedures established by the Company or a committee appointed by the Company.

(7)     This subsection (c) shall only apply to individuals who were both Participants in the Plan on July 1, 2010 and actively employed by a Participating Employer on July 1, 2010.

(d)     An employee's aggregate Years of Credited Service may not exceed 30 Years of Credited Service.

(e)     Individuals with an Employment Commencement Date on or after July 1, 2010 (both new hires and rehires) are not eligible to participate in the Plan and are not Qualified Employees for purposes of the Plan. As a result, new hires and rehires on or after July 1, 2010 do not receive Credited Service under the Plan for service on or after July 1, 2010.

ARTICLE IV

BENEFIT DEFINITIONS

    Sec. 4.1     Normal Pension. A Participant's Normal Pension is a pension payable monthly for life, the first payment to be made as of the first day of the month following his attainment of Normal Retirement Age (if he is living on said first day of the month) and the last payment to be made as of the first day of the month in which his death occurs, in a monthly amount equal to his Accrued Monthly Pension.

    Sec. 4.2     Normal Retirement. “Normal Retirement” means any Termination of Employment of a Participant (except termination by his death) occurring (i) after he attains Normal Retirement Age and (ii) during the month in which he attains Normal Retirement Age.

    Sec. 4.3     Late Retirement. “Late Retirement” means any Termination of Employment of a Participant (except termination by his death) occurring after the last day of the month in which he attains Normal Retirement Age.

    Sec. 4.4     Early Retirement.      “Early Retirement”means any Termination of Employment of a Participant (except termination by his death) (i) after he has both attained age 55 and completed 10 Years of Vesting Service and (ii) before he attains Normal Retirement Age.

    Sec. 4.5     Vested Termination. “Vested Termination” means any Termination of Employment of a Participant (except termination by his death) that occurs after he has completed five Years of Vesting Service and that is not defined herein as a form of retirement.

    Sec. 4.6     Accrued Monthly Pension. Effective January 1, 2001, a Participant’s “Accrued Monthly Pension shall be determined as follows:

(a)     The Accrued Monthly Pension for a Participant, who has a Termination of Employment date on or after January 1, 2001 and who has at least one Hour of Service on or after January 1, 2001, is equal to the sum of the amounts in (1) and (2) below, multiplied by the number in (3) below, as follows:

(1)     One-half of one percent (0.5%) of the portion of the Participant’s Final Average Monthly Earnings that does not exceed the Tier I wage base,

Plus

(2)     One and one-quarter percent (1.25%) of the portion of the Participant’s Final Average Monthly Earnings in excess of the Tier I wage base, if any,

Multiplied By

(3)     The number, not exceeding 30, of the Participant’s Years of Credited Service.

For purposes of subsection (a), the “Tier I wage base” is one-twelfth (1/12) of the average of the maximum annual wage bases under Tier I of the Railroad Retirement Act for the thirty-five years prior to the latest year in which the Participant ceases to be Qualified Employee. (Note that a Participant can cease to be a Qualified Employee prior to his or her Termination of Employment date.)

(b)     The Accrued Monthly Pension for a Participant who has a Termination of Employment date prior to January 1, 2001 and who did not have an Hour of Service on or after January 1, 2001, shall be determined exclusively under the provisions of the Plan in effect on December 31, 2000.

(c)     Notwithstanding subsection (a) or (b) of this Sec. 4.6, a Participant’s Accrued Monthly Pension shall never be less than the greater of (1), (2), (3), (4) or (5) below:

(1)     The Participant’s Grandfathered Accrued Benefit, if any, described in Appendix D.

(2)     The Participant’s Accrued Monthly Pension under the terms of the Plan in effect on December 31, 2000, if any, assuming the Participant had a Termination of Employment on December 27, 2001 (or, the actual date of the Participant’s Termination of Employment if the Participant Terminated Employment prior to December 27, 2001).

(3)     If a Participant becomes totally disabled while employed as a Qualified Employee (as determined by the Company in its sole discretion), his or her Accrued Monthly Pension shall never be less than his or her Accrued Monthly Pension determined as of the December 31 immediately preceding the date he or she becomes disabled and is last actively at work.

(4)     Effective as of January 1, 1994, the annual limit on Certified Earnings under Code section 401(a)(17) was reduced to $150,000. However, for any person who was a Participant on December 31, 1993, his Accrued Monthly Pension shall not be less than his Accrued Monthly Pension as of December 31, 1993, using the Code section 401(a)(17) limit as then in effect, and based on his pay and service through December 31, 1993. Pay and service after December 31, 1993 shall be disregarded for purposes of this calculation.

(5)     The Accrued Monthly Pension of any person who was a Participant on December 31, 1988 shall not be less than whichever of the following amounts is applicable:

(A)     If his compensation during 1988 was $78,353 or more, his Accrued Monthly Pension shall not be less than his Accrued Monthly Pension on December 31, 1988 under the benefit formula then in effect, based on pay and service through said date, and disregarding any pay or service after said date.
(B)     If his compensation during 1988 was less than $78,353, his Accrued Monthly Pension shall not be less than his Accrued Monthly Pension on December 31, 1989 (or as of his Termination of Employment if it occurred in 1989). Said amount shall be determined under the benefit formula in effect on December 31, 1988, and shall be based on pay and service through December 31, 1989. Pay and service after December 31, 1989 shall be disregarded for purposes of this calculation.

“Compensation” referred to in (A) and (B) above means Compensation as defined in Sec. 8.12(j).

    Sec. 4.7     Certified Earnings. “Certified Earnings” of a Participant from a Participating Employer for a Plan Year means the amount determined by the Participating Employer and reported to the Company to be the total compensation paid to the Participant by the Participating Employer during such Plan Year for service as an Active Participant, subject to the following:

(a)     Discretionary bonuses shall not be included in Certified Earnings, except as provided in subsection (b).

(b)     For PlanYears beginning with 1985 and ending with 1990, Certified Earnings for a particular Plan Year shall include the amount of bonus actually paid to the Participant following the close of that year under the Soo Line Railroad Company Annual Management Incentive Plan, but will not include any amount deferred for later payment under said plan. Certified Earnings does not include bonuses or incentive payments paid in 1991 with respect to 1990. Certified Earnings for 1991 shall include the 2% bonus payable on or about December 1, 1991, under the Company's Merit Salary Program, and Certified Earnings for 1992 and 1993 shall include any bonus payable with respect to the particular year under such program. Certified Earnings for 1991, 1992 and 1993 shall include the bonus payable with respect to the particular year under the CP Rail Incentive Compensation Plan. Certified Earnings for Plan Years after 1993 shall include the bonus payable with respect to the particular year under the Company's Performance Incentive Program. If bonuses under the Merit Salary Program, CP Rail Incentive Compensation Plan, or Performance Incentive Program are paid in the year after they are earned, they will be credited to the year earned rather than the year paid. For 1991 and thereafter, bonuses paid to Participants employed by Participating Employers other than the Company under comparable merit, salary or incentive compensation programs shall be included in Certified Earnings on the same basis as provided above.

(c)     Payments or contributions to or for the benefit of the employee under this Plan shall not be included in Certified Earnings.

(d)     Except as provided in subsection (e), allowances or reimbursements for expenses, moving allowances, foreign tax equalization payments or other extra payments made in connection with relocation, severance pay, payments or contributions to or for the benefit of the employee under any other deferred compensation, pension, profit sharing, insurance, or other employee benefit plan, merchandise discounts, or benefits in the form of property or the use of property shall not be included in computing Certified Earnings.

(e)     However, if a Participant has elected to have his or her compensation reduced pursuant to a cash or deferred arrangement established under Code section 401(k), a cafeteria plan described in Code section 125 or a qualified transportation fringe benefit program under Code section 132(f)(4), Certified Earnings for purposes of this Plan shall be the amount he or she would have received but for the reduction. If a portion of the reduction is later paid back to the Participant, said payment shall not be included in Certified Earnings.

(f)     Notwithstanding any of the foregoing provisions to the contrary, if a Participant is disabled, he or she shall be deemed to have Certified Earnings for each month of such disability (until the earlier of age 65 or the date he or she elects to begin receiving benefits under the Plan) in an amount equal to his or her monthly rate of pay for full time service determined at the time the Participant became disabled. The determination of disability (short-term or long-term) for this purpose shall be made by the Company in its sole discretion. For purposes of determining said rate of pay, amounts referred to in subsections (a), (b), (c), and (d) above shall be excluded.

(g)     A Participant’s Certified Earnings for any Plan Year may not exceed the limit under Code section 401(a)(17) as then in effect on the first day of that Plan Year. For example, the limit for the 2014 Plan Year was $260,000 and the limit for the 2015 Plan Year is $265,000. This subsection (g) shall be applied in accordance with regulations prescribed by the Secretary of the Treasury.

(h)     An Active Participant's Certified Earnings for the year in which his Termination of Employment occurs shall be equal to the amount he would have received for the entire year if his compensation had continued until year end at the rate in effect immediately prior to his Termination of Employment.

(i)     If a Participant had service as an employee of Canadian Pacific Railway (or of any entity under Common Control with Canadian Pacific Limited prior to its divestiture of the Canadian Pacific Railway) before or after his service as an employee of a Participating Employer, his compensation from Canadian Pacific Railway or such other entities shall be treated as Certified Earnings, subject to the limitations and special rules under this section. Compensation for service with Canadian Pacific Railway and other such entities shall be treated as Certified Earnings only if the Participant transferred between service with the Canadian Pacific (or such other entities) and service with a Participating Employer, however, and shall not be recognized if the Participant had a Termination of Employment and subsequent reemployment between such periods of service. Payments made to such a Participant in Canadian dollars during a particular year or portion thereof shall be converted to U.S. dollars using the rate of exchange as reported by the U.S. Federal Reserve Board for the last month of that year (or partial year if applicable).

(j)     Salary differential payments made to a Participant during a military leave shall not constitute Certified Earnings under the Plan, unless required by USERRA or other applicable law.

(k)     Notwithstanding the foregoing, due to a change in the Company’s payroll system, a Participant’s Certified Earnings for the 2013 Plan Year shall include part or all of the pay received by the Participant during the first payroll period ending in January 2014 to the extent necessary to reflect the services rendered by the Participant in December 2013.

(l)     Notwithstanding the foregoing, if a bonus (PIP or otherwise) is designated by the Company as being non-pensionable or otherwise designated so as not to be included in Certified Earnings under the Plan, the bonus shall not be included in Certified Earnings under the Plan.

    Sec. 4.8     Final Average Monthly Earnings. A Participant's “Final Average Monthly Earnings” is (i) 1/12th of his average Certified Earnings for those five consecutive Plan Years during all of which he is an Active Participant, within the last ten Plan Years during all of which he is an Active Participant, that produce the highest average, or (ii) 1/12th of his average Certified Earnings for all of the Plan Years during all of which he is an Active Participant if five or less, subject to the following:

(a)     However, a Plan Year during which he is not an Active Participant throughout the entire year shall be used as one of the five consecutive Plan Years if it results in a higher average than above.

(b)     The five consecutive Plan Years as an Active Employee, which are used in making the computation, will not necessarily be five actual consecutive Plan Years, because Plan Years during all or part of which the Participant is not an Active Participant may not count under the rules above, and the Plan Years that do not count may be interspersed with Plan Years that do count under those rules.

(c)     If there are no Plan Years throughout which the Participant was an Active Participant, his Final Average Monthly Earnings shall be his average adjusted Certified Earnings for the last five Plan Years (or all if less than five) during any part of which he is an Active Participant. Adjusted Certified Earnings are determined by annualizing his Certified Earnings in such Plan Year or Years to reflect what they would have been if he had been an Active Participant for the entire Plan Year.

(d)     Solely for purposes of determining Final Average Monthly Earnings, a person shall be considered to be an Active Participant during any period when he was an employee of Canadian Pacific Railway (or of any entity under Common Control with Canadian Pacific Railway or Canadian Pacific Limited prior to its divestiture of the Canadian Pacific Railway) before or after his service as an employee of a Participating Employer. The preceding sentence applies only if the Participant transferred between a Participating Employer and Canadian Pacific Railway (or an entity under Common Control with Canadian Pacific Railway or Canadian Pacific Limited prior to the divestiture), however, and not if the Participant had a Termination of Employment and subsequent reemployment.

    Sec. 4.9     Normal Retirement Age. A Participant's “Normal Retirement Age” is age 65.

    Sec. 4.10     Early Retirement Reduction Factor. The “Early Retirement Reduction Factor” for purposes of calculating a Participant's Early Retirement benefit under Sec. 6.3 is 100% reduced by 1/3 of 1% for each month that the pension commencement date precedes the earlier of (i) the end of the month in which he attains Normal Retirement Age or (ii) the date he would have both attained age 62 and completed 30 Years of Vesting Service if his Termination of Employment had not occurred and he had continued in employment with a Participating Employer or Affiliate (and all of such employment was recognized for purposes of computing Years of Vesting Service).

    Sec. 4.11     Vested Termination Reduction Factor. The “Vested Termination Reduction Factor” for purposes of calculating a Participant's Pension on Vested Termination under Sec. 6.4 is100% reduced by 5/9 of 1% for each of the first 60 months and 5/18 of 1% for each additional month by which the Participant's pension commencement date precedes the end of the month in which he attains Normal Retirement Age.

    Sec. 4.12     Actuarial Equivalent. Each “Actuarial Equivalent” shall be determined by the Actuary in accordance with the following:

(a)     For determinations involving benefits payable as a monthly annuity pursuant to Sec. 7.2 and 7.3, the amount of such benefit shall equal the Actuarial Equivalent of the Participant’s Accrued Monthly Pension. Said Actuarial Equivalent shall be determined using a seven percent (7%) interest rate assumption and the 1994 GAR (Group Annuity Reserving table) unisex mortality table projected to 2002.

(b)     Effective January 1, 2008 for purposes of determining the maximum limitations on benefits under Code §415 and Sec. 8.12 of the Plan, each “Actuarial Equivalent” or “present value” shall be determined in accordance with final regulations issued under Code §415 by the Department of Treasury and Internal Revenue Service on April 5, 2007:

(c)     Effective January 1, 2008, for determinations of lump sum payments of benefits which would otherwise be payable as monthly annuities, each Actuarial Equivalent shall be determined on the basis of the following actuarial assumptions:

(1)     For the Plan Year beginning January 1, 2008 and for each subsequent Plan Year the interest rate used to calculate the lump sum payments shall be the “applicable interest rate” under Code Section 417(e), as amended by, and phased in under, the Pension Protection Act (“PPA”), as in effect for November of the Plan Year preceding the Plan Year in which the lump sum payment is made. By way of illustration, the new interest rate assumptions (based on a corporate bond yield curve) under the PPA will be phased in with the old 30-year Treasury Securities interest rate (the “GATT rate”) as set forth in the following table and in accordance with guidance issued by the Department of Treasury:

Plan Year	PPA (Corporate Bond Yield Curve) Interest Rate	GATT: 30-year Treasury Rate
2008	20%	80%
2009	40%	60%
2010	60%	40%
2011	80%	20%
2012 an subsequent Plan Years	100%	0%

(2)     For distributions made in 2008 and subsequent Plan Years, the mortality table used for such determinations is the “applicable mortality table” under Code Section 417(e), as amended by the Pension Protection Act.

(d)     For all other purposes, Actuarial Equivalents shall be determined on the basis of a 7% interest rate assumption and the mortality assumptions contained in the 1994 GAR unisex mortality table projected to 2002, which are also used in subsection (a) above.

(e)     Each determination involving an Actuarial Equivalent shall be made in accordance with and any applicable regulations or other guidance issued by the Secretary of Labor or the Secretary of the Treasury.

ARTICLE V

PLAN PARTICIPATION

    Sec. 5.1     Entry Date. “Entry Date” means January 1 and July 1 of each Plan Year.

    Sec. 5.2     Eligibility for Participation. Eligibility to participate in the Plan shall be determined as follows:

(a)     Any new employee with an Employment Commencement Date on or after July 1, 2010, shall not be eligible to become a Participant in the Plan and shall not accrue any benefit under the Plan. Former employees (including those who are still Participants in the Plan pursuant to Sec. 5.3) who are rehired with an Employment Commencement Date on or after July 1, 2010 are not eligible to become Qualified Employees and cannot accrue any additional benefits or earn additional Credited Service under the Plan on or after July 1, 2010. Notwithstanding the foregoing and for clarification purposes, all employees of the Company and its Affiliates can earn additional Years of Vesting Service on or after July 1, 2010, subject to the provisions of Sec. 3.6.

(b)     An employee of a Participating Employer with an Employment Commencement Date prior to July 1, 2010, became a Participant in the Plan on the earliest Entry Date (on or after the date the Plan became effective with respect to his Participating Employer) on which all of the following requirements are met:

(1)     He or she was a Qualified Employee.

(2)     He or she had completed one Year of Eligibility Service.

(3)     He or she had attained age 21.

(c)     If a former Active Participant was reemployed prior to July 1, 2010, he or she again became an Active Participant on his or her rehire date provided that he or she would have met the requirements of subsection (b) on the immediately preceding Entry Date if he or she had been a Qualified Employee on such Entry Date. Participants who Terminated Employment and are rehired after July 1, 2010 are not eligible to become Qualified Employees or to accrue additional benefits or earn additional Credited Service under the Plan on or after July 1, 2010.

(d)     If a former employee, who was not previously an Active Participant, was reemployed as a Qualified Employee prior to July 1, 2010 and would have met the requirements of subsection (b) on the immediately preceding Entry Date if he or she had been a Qualified Employee on such Entry Date, he or she became an Active Participant on his or her rehire date.

(e)     If an employee of a Participating Employer or an Affiliate, whose latest Employment Commencement Date was prior to July 1, 2010, was neither a Participant nor a Qualified Employee on July 1, 2010, he or she is not eligible to become a Qualified Employee or a Participant under the Plan after that date. In other words, employees who transfer into Qualified Employee status on or after July 1, 2010 cannot become Participants in the Plan unless they were already Participants on July 1, 2010.

    Sec. 5.3      Duration of Participation. A Participant shall continue to be such until the later of (i) his Termination of Employment or (ii) the date all benefits, if any, to which he is entitled hereunder have been distributed to him from the Fund.

    Sec. 5.4     No Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment with the employee's Participating Employer. Such participation shall in no way interfere with any rights the Participating Employer would have in the absence of such participation to determine the duration of the employee's employment with the Participating Employer.

ARTICLE VI

PENSION BENEFITS

    Sec. 6.1     Pension on Normal Retirement. On Normal Retirement a Participant shall be entitled to his Normal Pension provided he is living on the first day of the month following the month in which he attains Normal Retirement Age. This pension is subject to all the provisions of the Plan, and in this regard special reference is to be made to the provisions of Articles VI, VII, and VIII.

    Sec. 6.2     Pension on Late Retirement. On Late Retirement a Participant shall be entitled to a pension payable monthly for life, the first payment to be made as of the first day of the month following his Late Retirement (if he is living on said first day of the month) and the last payment to be made is of the first day of the month in which his death occurs, in a monthly amount equal to his Accrued Monthly Pension. The pension payable under this section is subject to all the provisions of the Plan, and in this regard special reference is to be made to the provisions of Articles VI, VII, and VIII.

    Sec. 6.3     Pension on Early Retirement. If a Participant's Early Retirement occurs, he shall be entitled to a pension payable monthly for life, the first payment to be made as of the first day of any month he shall elect which is after his Early Retirement but not later than the first day of the month after his Normal Retirement Age (if he is living on the commencement date so elected) and the last payment to be made as of the first day of the month in which his death occurs. The election shall be made by requesting the appropriate form from the Company and completing, signing, and filing the form with the Company before the commencement date requested. The monthly amount of said pension shall be equal to his Accrued Monthly Pension multiplied by the appropriate Early Retirement Reduction Factor. The pension payable under this section is subject to all the provisions of the Plan, and in this regard special reference is to be made to the provisions of Articles VI, VII, and VIII.

    Sec. 6.4     Pension on Vested Termination. On a Vested Termination, a Participant shall be entitled to his Normal Pension.

    However, if the Participant has completed 10 Years of Vesting Service prior to his Termination of Employment, he may elect a monthly pension which is in lieu of the aforesaid pension, the first payment to be made as of the first day of any month after the Participant's Vested Termination and attainment of age 55 and the last payment to be made as of the first day of the month in which his death occurs. The election shall be made by requesting the appropriate form from the Company and completing, signing, and filing the form with the Company before the commencement date requested. The monthly amount of said pension shall be equal to his Accrued Monthly Pension multiplied by the appropriate Vested Termination Reduction Factor.

    If the Participant completed 5 but less than 10 Years of Vesting Service prior to his Termination of Employment, he may not elect to receive the monthly pension described in the preceding paragraph in lieu of his Normal Pension and, subject to Sec. 8.2, must wait until Normal Retirement Age before pension payments can commence.

    The pension payable under this section is subject to all the provisions of the Plan, and in this regard special reference is to be made to the provisions of Articles VI, VII, and VIII.

    Sec. 6.5     Deduction for Other Pension Payments. Notwithstanding the foregoing provisions, the monthly amounts otherwise payable thereunder shall be reduced by the amount (expressed on a comparable basis that is an Actuarial Equivalent) of the monthly pension (not including railroad retirement benefits), if any, to which the Participant is entitled under any other pension plan that meets the requirements of Code section 401(a) or any successor thereto, or any comparable requirements applicable in any other jurisdiction, but only to the extent such other pension is attributable to employer contributions and to the same service for which the pension is being paid under this Plan. However, said reduction does not apply with respect to any pension paid under a pension plan of Canadian Pacific Limited for the purpose of increasing the Participant's pension benefit for U.S. service to the amount he would have received if such service had been for Canadian Pacific Limited in Canada.

    Sec. 6.6     Amendments Affecting Pension Rights. Notwithstanding the foregoing provisions, in the event of an amendment to the Plan, the following shall be applicable:

(a)     The amendment shall not reduce the accrued benefit, within the meaning of Code section 411(d)(6), of a Participant determined at the time of such amendment except in conformity with said section.

(b)     If the amendment to the Plan should change the vesting schedule of the Plan, each Participant having not less than three Years of Vesting Service by the end of the election period with respect to such amendment shall be permitted within such election period to elect in writing to have his vested percentage computed under the Plan without regard to such amendment. The election period shall be a reasonable period determined by the Company commencing not later than the date the amendment is adopted. However, the Company need not provide such an election for any Participant whose vested percentage under the Plan, as amended, at any time cannot be less than such percentage determined without regard to such amendment.

    Sec. 6.7     Suspension of Benefits and Effect of Reemployment. If a Participant has a Termination of Employment and is subsequently reemployed by a Participating Employer or Affiliate, or if a Participant's employment with a Participating Employer or Affiliate continues after he attains Normal Retirement Age, the following shall be applicable:

(a)     If a Participant, who is receiving benefits under the Plan, is reemployed by a Participating Employer or an Affiliate on or after January 1, 2013, his or her benefit payments shall not be suspended during the period of reemployment.

(b)     If a Participant, who was receiving benefits under the Plan, was reemployed prior to January 1, 2013, his or her benefits under the Plan were subject to suspension during the period of reemployment pursuant to the provisions of the Plan as in effect prior to January 1, 2013.

(c)     If pension payments have been withheld pursuant to subsection (a)(2) or (b), payments shall resume or commence no later than the first day of the third calendar month following the last month subject to withholding. The initial payment shall include the payment for the month in which payments resume and any amounts withheld during the period between the last month subject to withholding under subsection (a)(2) or (b) and the resumption of payments, less any amounts which are subject to offset.

(d)     If a monthly pension payment is made for a calendar month and it later is determined that such payment was subject to permanent withholding, the amount of such payment shall be applied as an offset against subsequent monthly payments unless     the Participant has previously repaid     the overpayment. However, the amount of any such offset shall not exceed, in any one month, after the Participant attains Normal Retirement Age, 25 percent of the monthly total benefit payment that would have been paid but for the offset (excluding the initial payment described in subsection (c), which is subject to offset without limitation).

(e)     The Company shall notify a Participant of any suspension under subsection (a)(2) or (b). The notice shall conform to the requirements of section 2530.203-3(b)(4) of the Department of Labor Regulations.

(f)     When a Participant's benefit payments resume following any period of suspension under subsection (a), the pension to which he is entitled under the Plan shall be paid under the same form as previously in effect and shall be in a monthly amount equal to the sum of (i) the monthly amount payable prior to the suspension plus (ii) any additional     amount based on his service during the period of reemployment. However, notwithstanding any other provision of the Plan to the contrary, no additional amount will be accrued for any Plan Year during the period of reemployment prior to the earliest Plan Year therein during which the Participant completes 1000 or more Hours of Service.

(g)     If a former employee with vested rights is rehired and serves as a Qualified Employee before his pension    begins, when he subsequently terminates employment, his entire pension will be redetermined as of the date of his subsequent Termination of Employment.

(h)     The provisions of this section shall be administered in accordance with section 2530.203-3 of the Department of Labor Regulations.

(i)     Notwithstanding the foregoing provisions of this Sec. 6.7, any Participant who was receiving pension payments under the Plan on October 4, 2007, the date the Company acquired the DM&E Railroad Corporation and who was employed by the DM&E Railroad Company on October 4, 2007 shall continue to receive his or her pension payments under the Plan, unless he or she subsequently becomes an employee of the Company or an Affiliate other than the DM&E Railroad Corporation.

    Sec. 6.8     Nonforfeitable Benefits. Notwithstanding any provision of the Plan to the contrary, a Participant’s Accrued Monthly Pension is nonforfeitable upon attaining Normal Retirement Age prior to Termination of Employment or completing five or more Years of Vesting Service prior to Termination of Employment.

ARTICLE VII

DEATH BENEFITS AND OPTIONAL SETTLEMENTS

    Sec. 7.1     Qualified Preretirement Survivor Annuity. A Qualified Preretirement Survivor Annuity shall be payable to a Participant’s surviving, qualified spouse (if any) following the Participant’s death, subject to the following:

(a)     A Qualified Preretirement Survivor Annuity shall be payable only if all of the following conditions are satisfied:

(1)     Immediately prior to the Participant’s death he or she had five years completed of vesting service or had attained age 65.

(2)     The Participant’s death occurred before the due date of his or her first pension payment.

(3)     The Participant is survived by a qualified spouse.

(4)     The Participant had at least one Hour of Service on or after August 23, 1984, or satisfied the requirements of subsection (g) below.

(b)     If the Participant’s death occurs on or after the earliest retirement date, described in subsection (e), the Qualified Preretirement Survivor Annuity shall be the same as the annuity that would have been payable to the Participant’s qualified spouse if the Participant had retired with an immediate Qualified Joint and 50% Survivor Annuity on the day before the date of death. The first monthly installment of said annuity shall be paid as of the first day of the month following Participant’s death, and the last monthly installment shall be paid as of the first day of the month in which the qualified spouse’s death occurs.

(c)     If the Participant’s death occurs before the earliest retirement date described in subsection (e), the Qualified Preretirement Survivor Annuity shall be the same as the annuity that would have been payable to the Participant's qualified spouse under the following circumstances:

(1)     The Participant’s Termination of Employment occurred on the date of death, or on his actual date of Termination of Employment, if earlier.

(2)     The Participant survived to the earliest retirement date.

(3)     The Participant commenced receiving a pension in the form of a Qualified Joint and 50% Survivor Annuity on the earliest retirement date.

(4)     The Participant died on the day after the earliest retirement date.

The first monthly installment of said annuity shall be paid as of the earliest retirement date and the last monthly installment shall be paid as of the first day of the month in which the qualified spouse’s death occurs.

(d)     A person is a “qualified spouse” of a Participant if, and only if, such person and the Participant have been married to each other throughout the one-year period ending on the date of the Participant’s death.

(e)     For purposes of this section, the “earliest retirement date” with respect to a Participant means:

(1)     If the Participant has completed ten years of Vesting Service, the first day of the month coincident with or next following the date he or she would have attained age 55.

(2)     If the Participant has completed less than ten years of Vesting Service, the month coincident with or next following the month in which he or she would have reached Normal Retirement Age.

(f)     Notwithstanding subsection (b) or (c) from the contrary, if the Participant is a Qualified Employee at the time of his or her death, the monthly amount payable to his or her Qualified Spouse will not be less than 1/12 of 20% of his or her Certified Earnings for the Plan Year immediately preceding the Plan Year in which his or her death occurs.

(g)     Notwithstanding subsection (a) to the contrary, even if a Participant did not have an Hour of Service on or after August 23, 1984 his or her surviving spouse shall still be eligible for a Preretirement Survivor Annuity if all of the following conditions are met:

(1)     The Participant had at least one Hour of Service in the 1976 Plan Year, and

(2)     The Participant had at least 10 years of Vesting Service when he or she Terminated Employment, and

(3)     The Participant had not commenced receiving Pension Payments on or before August 23, 1984.

    Sec. 7.2     Qualified Joint and Survivor Annuity. Notwithstanding the foregoing provisions, the pension otherwise payable to the Participant for his life only shall instead be paid as a Qualified Joint and Survivor Annuity which is the Actuarial Equivalent of said life only pension unless the Participant elects otherwise within the Election Period, subject to all of the following:

(a)     There are two types of Qualified Joint and Survivor Annuities under the Plan: a Qualified Joint and 50% Survivor Annuity and an Optional Qualified Joint and 75% Survivor Annuity, which are described below:

(1)     A “Qualified Joint and 50% Survivor Annuity” is a pension payable monthly for the life of the Participant, with a survivor annuity payable monthly for the life of the surviving spouse which is 50% of the monthly amount payable to the Participant during his or her lifetime.

(2)     In lieu of the Qualified Joint and 50% Survivor Annuity, the Participant can elect an “Optional Qualified Joint and 75% Survivor Annuity”, which is a pension payable monthly for the life of the Participant, with a survivor annuity payable monthly for the life of the surviving spouse which is 75% of the monthly amount payable to the Participant during his or her lifetime.

Both the Qualified Joint and 50% Survivor Annuity and the Optional Qualified Joint and 75% Survivor Annuity, constitute a Qualified Joint and Survivor Annuity, which can be elected under the Plan without spousal consent. If no election is made, or spousal consent is not obtained, before benefits are required to commence, the benefit will be paid in the form of the Qualified Joint and 50% Survivor Annuity. As provided in Sec. 7.1, the Qualified Pre-Retirement Survivor Annuity is based on the Qualified Joint and 50% Survivor Annuity that would have otherwise been payable to the Participant had he or she survived until his or her earliest retirement date, as described in Sec. 7.1(c).

(b)     For purposes of this section the “Election Period” is the 180-day period ending on the due date of the Participant's first pension payment.

(c)     The Company within a reasonable period of time (which shall be at least 30 days unless waived by the Participant and his or her spouse) before the due date for the Participant's first pension payment shall furnish the Participant with a written explanation in nontechnical language of the following:

(1)     The terms and conditions of the Qualified Joint and Survivor Annuity.

(2)     The Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit.

(3)     The rights of the Participant's spouse with respect to the spouse's required consent to the Participant's election to waive the Qualified Joint and Survivor Annuity form of benefit.

(4)     The right to make, and the effect of, a revocation of the Participant's election to waive the Qualified Joint and Survivor Annuity form of benefit.

(d)     All elections shall be made on the appropriate form available from the Company and shall be effective only upon completing, signing, and filing of the form with the Company during the Election Period. An election under this section may be revoked in writing during the Election Period, and after such revocation another written election may be made during the Election Period.

(e)     A Participant who elects not to receive his pension in the form of a Qualified Joint and Survivor Annuity or other Optional Settlement described in Sec. 7.3 shall receive a pension for his or her life only.

(f)     A Qualified Joint and Survivor Annuity will not be provided unless the Participant and the Participant's surviving spouse were legally married to each other on the date as of which the Participant's pension commences. If there is a spouse meeting the requirements of the preceding sentence, that spouse and the Participant are subsequently divorced, and said former spouse survives the Participant, the former spouse is not disqualified from receiving the survivor annuity under the Plan by reason of the fact he or she was not married to the Participant at the time of the Participant's death. However, the rights of any former spouse to a benefit under this section are subject to the terms of any applicable qualified domestic relations order.

(g)     A Participant's election made on or after January 1, 1985 to waive the Qualified Joint and Survivor Annuity shall not take effect unless one of the following conditions is satisfied:

(1)     The spouse of the Participant consents in writing to such election, and the spouse's consent acknowledges the effect of such election and is witnessed by a Plan representative or a notary public.

(2)     It is established to the satisfaction of a Plan representative that the consent required under paragraph (1) above may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of Treasury may by regulations prescribe.

Any consent by a spouse, or establishment that the consent of a spouse may not be obtained, shall be effective only with respect to such spouse.

(h)     The provisions of this Sec. 7.2 shall be administered in accordance with applicable regulations prescribed by the Secretary of the Treasury.

    Sec. 7.3     Optional Settlements. In lieu of the amount and form of pension payable to him under the Plan, and subject to any consent required under Sec. 7.2, a Participant may, under such rules as the Company may prescribe, elect to have a pension which is the Actuarial Equivalent of his life only pension payable under one of the following options:

(a)     An option providing a reduced monthly pension payable to the Participant commencing on the same date as that upon which payments would otherwise commence and terminating with the last monthly payment before his death. If his death occurs on or after the due date of the first monthly payment under the option and before 120 monthly payments have been made to him such benefit shall be continued to his beneficiary until a total of 120 monthly payments have been made to him and his beneficiary.

(b)     An option providing a reduced monthly pension payable to the Participant with payments commencing on the same date as that upon which payments would otherwise commence and continuing through the last monthly payment before the Participant's death, with the provision for continuance after his death of payments equal to either 100% or 50% (as elected by the Participant) of such reduced amount for life to a joint annuitant designated by him if such joint annuitant survives him. An election of this option shall be automatically canceled if either the person electing the option or his joint annuitant dies before the due date of the first monthly payment under the option. Unless the Participant designates his spouse as his joint annuitant, he may not elect an optional settlement under this subsection unless the actuarial present value of payments to be made to him, determined as of the date payments begin, is more than 50% of the actuarial present value as of said date of the total payments to be made under the optional settlement.

(c)     Notwithstanding any provision of the Plan to the contrary, no optional settlement shall be permitted that does not satisfy the requirements of Code section 401(a)(9)(G) and the regulations thereunder.

    Election of an option may be made at any time prior to commencement of pension payments. Notwithstanding the foregoing, if a Participant remains in the employ of a Participating Employer or Affiliate after the end of the month in which he attains Normal Retirement Age, if his death occurs thereafter prior to his Termination of Employment, if he elected an optional settlement under this section which was not revoked prior to his death, and if a benefit under Sec. 7.1 is not payable to his surviving spouse, the same benefit shall be provided his beneficiary or joint or contingent annuitant under the option as though the Participant's Termination of Employment had occurred for a reason other than death on the later of (i) the first day of the month following the month in which he attained Normal Retirement Age or (ii) the last day of the month preceding his death.

    Sec. 7.4     Lump Sum Death Benefit. If an Active Participant's Termination of Employment occurs for a reason other than his death, and the Termination of Employment was a Normal Retirement, Late Retirement, or Early Retirement, upon his subsequent death, his Beneficiary shall receive a single sum death benefit, subject to the following:

(a)     The Participant must have died prior to September 1, 2012.

(b)     The amount of said single sum death benefit shall be $10,000.00 for Participants whose Normal Retirement, Late Retirement or Early Retirement occurs on or after

January 1, 1993. The amount of said single sum death benefit with respect to Participants whose Normal Retirement, Late Retirement or Early Retirement occurs prior to January 1, 1993 shall be $4,000.00. Notwithstanding the foregoing, in the case of any person listed in Appendix B, the amount of the single sum death benefit shall be the amount set forth in Appendix B.

(c)     The Participant's Beneficiary shall be the person or persons designated as such by the Participant. Any Beneficiary designation must be in writing, in a form acceptable to the Company, and must be filed with the Company prior to the Participant's death. A Participant may at any time revoke his Beneficiary designation and designate another Beneficiary. If there is no effective Beneficiary designation, or if no designated Beneficiary survives the Participant, then the Beneficiary shall be the Participant's spouse, if she survives him, or his estate, if there is no surviving spouse.

(d)     The death benefit under this section will be paid only if the Participant's death occurred on or after January 1, 1985 and before September 1, 2012. It is not necessary, however, for the Participant to have had a Termination of Employment after 1984, so long as the Participant satisfied the requirements for a Normal, Late or Early Retirement under the Plan before his or her death.

(e)     If a Participant is receiving an automatic cash-out of his or her Accrued Monthly Pension pursuant to Sec. 8.2, the benefit under this Sec. 7.4 will also be paid as soon as feasible following the Participant’s Termination of Employment, rather than after the Participant’s death. In this case, the benefit under this Sec. 7.4 will be a lump amount that is equal to the Actuarial Equivalent present value (determined as of the date of distribution) of the Lump Sum Death Benefit that would otherwise be payable following the Participant’s death.

(f)     No benefit will be payable under Sec. 7.4 unless the Participant was a Qualified Employee when he or she Terminated Employment.

(g)     No death benefits will be paid pursuant to this Sec. 7.4 to a Beneficiary of a Participant who is rehired with an Employment Commencement Date on or after July 1, 2010, even if the Participant subsequently satisfies the age and service requirements for an Early Retirement, Normal Retirement or Late Retirement. New hires on or after July 1, 2010 are not eligible to participate in the Plan, and therefore their Beneficiaries are not eligible for the death benefit under this Sec. 7.4.

(h)     The special death benefit under this Sec. 7.4 was eliminated effective September 1, 2012.

Sec. 7.5 Definition of Spouse and Marriage. Effective September 16, 2013, the Plan will recognize any marriage (same sex or otherwise) that is valid either under the laws of the State of Minnesota or the state in which the marriage took place. This Section shall be administered in accordance with guidance issued by the Department of Treasury.

ARTICLE VIII

MISCELLANEOUS BENEFIT PROVISIONS

    Sec. 8.1     Commencement Date for Pension Payments. Pension payments under this Plan shall be subject to the following rules:

(a)     The Company shall provide Participants with a distribution election (or consent) form and notice 30 to 180 days in advance of the Participant’s annuity starting date or Lump Sum Distribution date. Participants can, however, elect to waive the 30 day advance notice period if they wish. The distribution election materials shall include the following:

(1)     An explanation of the right to defer commencement of benefits and the consequences of failing to defer receipt of benefits;

(2)     An explanation of the material features and relative value of the various forms of benefit payment available under the Plan;

(3)     The special tax and rollover notice referenced in Code Section 402(f); and

(4)     If the Participant is married, the written explanation of the Qualified Joint and 50% Survivor Annuity and Optional Qualified Joint and 75% Survivor Annuity described in Sec. 7.2(c) of the Plan.

Unless the Participant elects otherwise, or a required consent to a distribution is not obtained, pension payments shall commence as soon as administratively feasible after the date specified by the applicable Plan provisions for the commencement of pension payments; but not later than the 60th day after the close of the Plan Year in which the Participant reaches Normal Retirement Age or has a Termination of Employment, whichever is later. If the amount of the payment to be made cannot be determined by the latest of said dates, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained. Notwithstanding the foregoing and as permitted by regulations issued under Code Section 401(a)(14), the Plan Administrator may require Participants to apply for benefits under the Plan before benefit payments will commence. Accordingly, since the Plan allows the Participants to elect the commencement date for his or her benefits, the requirements of Code Section 401(a)(14) are satisfied.

(b)     Following a Participant’s Termination of Employment, monthly pension payments shall commence, or a Lump Sum Distribution shall be made, as soon as feasible after the date elected by the Member, but not later than April 1 following the Plan Year in which the Participant reaches age 70 ½.

(c)     Except as provided in this subsection or Sec. 6.7(b), a Participant’s pension will not commence or be paid prior to his or her Termination of Employment, except as follows:

(1)     If a Participant attains age 70½ on or after January 1, 1988 and on or before December 31, 1998, his or her pension will commence not later than April 1 following the Plan Year in which he or she attains age 70½.

(2)     If a Participant is a 5% owner (as defined in Code § 416) during the Plan Year in which he or she attains age 70½, his or her pension will commence not later than April 1 of the following Plan Year.

(3)     If the Plan is terminated, pension payments shall be made as provided in Sec. 12.4.

(d)     If, because of the application of subsection (c), a Participant’s pension commences after the April 1 following the Plan Year in which he or she attains age 70½, the monthly pension amount will be increased by an amount which is the Actuarial Equivalent (as defined in Sec. 4.12(d)) of the additional pension payments he or she would have received if (i) his or her pension had commenced April 1 following the Plan Year he or she attained age 70½, and (ii) the monthly pension amount was adjusted each January 1 thereafter to reflect additional benefit accruals.

Sec. 8.2     Automatic Cash-Outs and Default Rollovers. If a Participant has a Termination of Employment or dies before benefit payments have commenced, and the Actuarial Equivalent present value of the Participant’s Accrued Monthly Pension (which does not include the lump sum death benefit under Sec. 7.4) is $5,000 or less, the benefit shall be paid in a single lump sum rather than an annuity. In that case, the benefit shall be paid as soon as administratively feasible following the Participant’s Termination of Employment or death. In addition, effective March 28, 2005, if the Participant (or Qualified Spouse) fails to make an election between a cash distribution or a Direct Rollover (pursuant to Sec. 8.15) within 90 days following receipt of his or her distribution election form, the following rules shall apply:

(a)     If the total present value of the Participant’s Accrued Monthly Pension is $1,000 or less but not more than $5,000, and the Participant is alive, the Company will cause the balance in the Participant’s Accounts to be Directly Rolled over to an individual retirement plan (“IRA”) designated by the Company.

(b)     If the total present value of the Participant’s Accrued Monthly Pension is $1,000 or less and the Participant is alive, a single-sum cash distribution shall be made to the Participant as soon as administratively feasible following the expiration of the 90-day election period.

(c)     If the Participant has died, the total Actuarial Equivalent present value of the Participant’s Accrued Monthly Pension (payable in the form of a Qualified Preretirement

Survivor Annuity) shall be distributed to the Qualified Spouse in the form of a single sum cash distribution as soon as administratively feasible following the expiration of the 90 day election period. By way of clarification, no default Direct Rollovers to IRA’s will be made on behalf of spouses of deceased Participants, pursuant to this Section. Qualified Spouses are, however, eligible to elect Direct Rollovers pursuant to Sec. 8.15.

(d)     For purposes of this section, a Participant (or spouse of a deceased Participant) is deemed to have received his or her distribution election form five days after the form is mailed to his or her last known address.

(e)     The default rollover provisions of this Section shall not apply to Participants who Terminate Employment after Normal Retirement Age or to alternate payees under a qualified domestic relations order. These distributions shall be made in the form of a single sum cash payment.

(f)     If by the end of the second full Plan Year following a Participant’s Termination of Employment a distribution (including a default Direct Rollover under this Section) has been made to such Participant of the Actuarial Equivalent present value of his or her entire Accrued Monthly Pension under the Plan, thereafter, in the event he or she is subsequently reemployed by a Participating Employer, service performed by the Participant with respect to which such distribution was made shall be disregarded in determining his or her right to an accrued benefit derived from employer contributions under the Plan. If the distribution described in the preceding sentence is not made by the end of the second full Plan Year following the Participant’s Termination of Employment and the Participant is later reemployed, his pension upon termination of said period of reemployment will be reduced by the Actuarial Equivalent of the amount     previously     distributed to him or her under this section. Notwithstanding the foregoing, if the Plan is Top-Heavy or otherwise provides for a distribution of less than the present value of a Participant’s entire Accrued Monthly Pension, the provisions of Sec. 14.8 shall apply.

    Sec. 8.3     No Other Benefits. No benefits other than those specifically provided for herein are to be provided under the Plan.

    Sec. 8.4     Source of Benefits. All benefits to which persons become entitled hereunder shall be provided only out of the Fund and only to the extent that the Fund is adequate therefor. No benefits are provided under the Plan except those expressly described herein.

    Sec. 8.5     Incompetent Payee. If in the opinion of the Company a person entitled to payments hereunder is disabled from caring for his affairs because of mental condition, physical condition, or age, payment due such person may be made to such person's guardian, conservator, or other legal personal representative upon furnishing the Company with evidence satisfactory to the Company of such status. Prior to the furnishing of such evidence, the Company may cause payments due the person under disability to be made, for such person's use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person under disability. The Company shall have no liability with respect to payments so made. The

Company shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

    Sec. 8.6     Assignment or Alienation of Benefits. Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly, subject to the following:

(a)     Once a Participant, beneficiary, or contingent annuitant begins receiving benefits under the Plan, he may assign or alienate the right to future benefit payments; provided that the assignments or alienations (i) are voluntary and revocable, (ii) do not in the aggregate exceed 10% of any benefit payment, and (iii) are neither for the purpose, nor have the effect of defraying Plan administration costs.

(b)     An arrangement whereby a Participant, beneficiary, or contingent annuitant directs the Plan to pay all or any portion of a Plan benefit to a third party will not constitute an “assignment or alienation” for purposes of this section if (i) it is revocable at any time by the Participant, beneficiary, or contingent annuitant, and (ii) the third party files a written acknowledgement with the Company stating that the third party has no enforceable right in, or to, any Plan benefit payment or portion thereof (except to the extent of payments actually received pursuant to the arrangement). The written acknowledgement must be filed with the Company not later than 90 days after the arrangement is entered into.

(c)     Notwithstanding any other provisions of the Plan to the contrary, all benefits otherwise payable under the Plan with respect to a Participant shall be adjusted to the extent necessary to comply with a qualified domestic relations order. The Company shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Where payments are to be made under a qualified domestic relations order before payments commence to the Participant, the present value of the benefit actually accrued for the Participant shall be determined on an Actuarial Equivalent basis.

    Sec. 8.7     Payment of Taxes. The Funding Agency may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Funding Agency's opinion it shall be or may be required to pay out of such benefit. The Funding Agency may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Funding Agency shall deem necessary for its protection.

    Sec. 8.8     Conditions Precedent. No person shall be entitled to a benefit hereunder until his right thereto has been finally determined by the Company nor until he has submitted to the Company relevant data reasonably requested by the Company, including, but not limited to, proof of birth or death.

    Sec. 8.9     Company Directions to Funding Agency. The Company shall issue such written directions to the Funding Agency as are necessary to accomplish distributions to the Participants and beneficiaries in accordance with the provisions of the Plan.

    Sec. 8.10     Effect on Unemployment Compensation. For purposes of any unemployment compensation law (including but not limited to the Railroad Unemployment Insurance Act), a distribution hereunder in one sum shall be considered to be a severance payment and shall be allocated over a period of weeks equal to the one sum payment divided by the employee's regular weekly pay while employed by his Participating Employer, which period shall commence immediately following the employee's Termination of Employment.

    Sec. 8.11     Benefits Not Increased by Actuarial Gains. Forfeitures arising from severance of employment, death, or for any other reason shall not be applied to increase the benefits that any person would otherwise receive under the Plan.

    Sec. 8.12     Maximum Limitations on Benefits. Notwithstanding any provision of the Plan to the contrary, a Participant’s benefit under the Plan shall not exceed the maximum amount permitted under Code §415. In that regard, with respect to Participants who have an Hour of Service on January 1, 1999, the limits under Code §415 shall be applied so as to provide the Participant with the maximum permissible benefit under Code §415. This Section shall be applied in accordance with final regulations under Code §415 that were issued by the Department of Treasury and Internal Revenue Service on April 5, 2007.

For purposes of applying the limitations of Code §415, “Compensation” means a Participant’s earned income, wages, salaries, and other amounts received for personal services actually rendered in the course of employment with the Company, or an Affiliate, subject to the following:

(a)     Subject to paragraph (2) below, Compensation excludes employer contributions to a plan of deferred compensation which are not includable in the Participant’s gross income for the taxable year in which contributed, and other amounts which received special tax benefits. However, any amounts received by a Participant pursuant to an unfunded non-qualified plan of deferred compensation are Compensation in the year such amounts are includable in the Participant’s gross income.

(b)     Effective for the 1998 and subsequent Plan Years, salary reduction contributions to a cash or deferred arrangement under Code §401(k), a Code §403(b) plan, a cafeteria plan under Code §125, or a plan of deferred compensation under Code §457 are includable as Compensation. Effective after December 31, 2000, Compensation shall include elective amounts that are not includable in the gross income of the employee under Code §132(f)(4).

(c)     Compensation recognized for an employee for a Plan Year shall not exceed the limit under Code §401(a)(17) as adjusted by the Secretary of Treasury.

(d)     Payments made by the later of 2 ½ months after a Participant’s severance from employment or the end of the Plan Year in which the severance from employment occurred are included in Compensation for the limitation year if, absent a severance from employment, such payments would have been paid to the Participant while the Participant continued in employment with the Company or an Affiliate and are regular earnings for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar compensation. This provision shall be applied consistent with the requirements of Treas. Reg. §1.415(c)-2, effective for limitation years beginning on or after July 1, 2007.

(e)     Effective January 1, 2009, Compensation includes any military differential pay paid to a Participant by a Participating Employer.

    Sec. 8.13     Special Benefit Limitation on Distributions to Highly Compensated Employees. Notwithstanding any other provision of the Plan to the contrary, the payment of benefits under the conditions set forth in this section shall be limited as follows:

(a)     The benefit of any Participant who is either a “highly compensated employee” or a “highly compensated former employee” shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

(b)     The annual benefit payable under the Plan to any Participant described in subsection (c) of this section shall not exceed an amount equal to the payments which would be made to him in that year under a straight life annuity that is the Actuarial Equivalent of the nonforfeitable benefit to which he is entitled under the Plan; provided that the restrictions set forth in this subsection (b) shall not apply if:

(1)     after payment to the Participant of his benefit under the Plan, the value of the Plan's assets equals or exceeds 110% of the value of the Plan's current liabilities,

(2)     the value of such Participant's benefit under the Plan is less than 1% of the value of such current liabilities, or

(3)     the Actuarial Equivalent value of the Participant’s Accrued Benefit is $5,000 or less.

(c)     The restriction set forth in subsection (b) shall apply to benefits payable under the Plan for any Plan Year to any Participant who is either a “highly compensated employee” or “highly compensated former employee” with respect to such Plan Year; provided, that if the number of such highly compensated employees and highly compensated former employees for any Plan Year exceeds 25, the restriction set forth in subsection (b) shall apply for the Plan Year only to the 25 such highly compensated employees and highly compensated former employees with the greatest Compensation (as defined in Sec. 8.12(k)) for the current or any prior Plan Year.

(d)     For purposes of this section, the terms “highly compensated employee” and “highly compensated former employee” shall have the meanings ascribed to such terms in Code Sections 414(q)(1) and 414(q)(9), respectively.

    Sec. 8.14     Distributions Made in Accordance With Code §401(a)(9). Notwithstanding any other provisions of the Plan, all distributions under this Plan shall comply with the minimum distribution requirements of Code §401(a)(9) of the Code and Treasury Regulations §§1.401(a)(9)-2 through 1.401(a)(9)-9, including the incidental benefit requirements of Code §401(a)(9)(G). With respect to distributions made on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Code §401(a)(9) in accordance with the final and proposed regulations issued thereunder by the Department of Treasury on April 17, 2002 and any other guidance, rulings or notices issued by the Internal Revenue Service.

    Sec. 8.15     Rollovers and Transfers to Other Eligible Plans. A distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions shall be used in administering the provisions of this section.

(a)     Eligible rollover distribution. For purposes of this section, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee that is paid in a single lump sum pursuant to Sec. 7.4 or 8.2.

(b)     Eligible Retirement Plan. An eligible retirement plan is one of the following plans or arrangements that agrees to accept the distributee’s eligible rollover contribution: (i) a qualified trust described in Code section 401(a), (ii) an individual retirement account described in Code section 408(a), (iii) an individual retirement annuity described in Code section 408(b), (iv) an annuity plan described in Code section 457(b) maintained by a governmental entity such as a state, political subdivision or a state, or agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred from this Plan, (v) a Roth IRA described in Code section 408A, or (vi) a tax sheltered annuity contract described in Code section 403(b).

(c)     Distributee. A distributee means a Participant, a Participant’s surviving spouse, a surviving non-spouse Beneficiary of the Participant, or a former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p). Entities or individuals other than those named in this subsection are not permitted to rollover distributions from the Plan.

(d)     Direct Rollover. A direct rollover is a payment by the Funding Agency to the eligible retirement plan specified by the distributee, or in the case of a default Direct

Rollover pursuant to Sec. 8.2(a), to the Individual Retirement Account (“IRA”) designated by the Company.

(e)     Direct Transfers by Non-Spousal Beneficiaries. Effective January 1, 2008, a designated Beneficiary who is not the Participant’s spouse can, following the death of a Participant, request a direct trustee to trustee transfer of part or all of his or her lump sum distribution from the Plan but only to an individual retirement account or annuity described in Code Sec. 408(a) or 408(b) (an “IRA”) that is designated as an “inherited IRA”. The request must be made within 90 days following the Participant’s death. The transfer shall be made as soon as practicable following the Beneficiary’s request. Amounts transferred to an inherited IRA under this subsection are subject to the required minimum distribution rules of Code section 401(a)(9). Also, any required minimum distributions that would otherwise be due to the Participant or Beneficiary shall be made to the Beneficiary before any such direct transfer is made to the inherited IRA. The inherited IRA must be established in a manner that identifies it as an inherited IRA with respect to the deceased Participant and must also identify the Beneficiary. Transfers under this Section shall be administered in accordance with applicable regulations or other guidance issued by the Department of Treasury.

    Sec. 8.16     Deemed Cash-Out Upon Termination of Employment. A Participant who is zero percent vested and experiences a Termination of Employment is deemed upon his or her Termination of Employment to have received an immediate cash-out of his or her Accrued Monthly Pension under the Plan and to have forfeited the unvested portion of his or her Accrued Monthly Pension under the Plan.

    Sec. 8.17     Retroactive Annuity Starting Dates. A Participant may elect to have his or her pension begin as of a “retroactive annuity starting date”, subject to the following:

(a)     “Retroactive Annuity Starting Date” means a date elected by a Participant which is prior to the date the written explanation of the Qualified Joint and Survivor Annuity required by Code § 417(a)(3) is provided to the Participant.

(b)     The retroactive annuity starting date may be the first day of any month coincident with or next following the Participant’s 65th birthday.

(c)     The monthly pension amount payable under this section will be equal to the amount that would have been payable if the Participant’s pension had begun on the retroactive annuity starting date.

(d)     A Participant who elects a pension with a retroactive annuity starting date shall receive a makeup payment reflecting any missed payments from the retroactive annuity starting date through the date the makeup payment is paid. The makeup payment shall include interest on each missed payment for the period beginning on the date the missed payment would have been paid if the pension had commenced on the retroactive annuity starting date and ending on the date the makeup payment is paid. Interest for this purpose shall be determined using simple interest and the applicable interest rate under Code §

417(e) (and used in Sec. 4.12(c) for determining lump sums) for the month of November preceding the Plan Year in which the makeup payment is made.

(e)     If the Participant is married on the date the first pension payment is actually paid, the Participant’s election is subject to the consent of his or her spouse. However, said spouse’s consent is not required if the Participant elects to receive the retroactive pension as a Qualified Joint and Survivor Annuity and the death benefit payable to said spouse is at least equal to the death benefit the spouse would have received if the benefit commenced on the date the first pension payment actually is paid and in the form of a Qualified Joint and 50% or 75% Survivor Annuity.

(f)     If the Participant was married on the Retroactive Annuity Starting Date, but is no longer married to that spouse on the date the first pension payment actually is paid, the consent of the former spouse is not required except to the extent provided in any applicable qualified domestic relations order.

    Sec. 8.18     Benefits of Reemployed Veterans. Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Code §414(u). For this purpose:

(a)     As provided by Code §414(u), “Qualified Military Service” means service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) by an individual if he or she is qualified under such chapter to reemployment rights with the Company or an Affiliate following such military service.

(b)     “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994 as amended.

(c)     If an individual returns to employment with the Company or an Affiliate following a period of Qualified Military Service under circumstances that he or she has reemployment rights under USERRA, and the individual reports for said reemployment within the time frame required by USERRA, the following provisions shall apply:

(1)     The Qualified Military Service shall be recognized as years of Credited Service and Years of Vesting Service to the same extent as it would have been if the employee had remained continuously employed with the Company or an Affiliate rather than going into the military.

(2)     Certified Earnings shall be determined for the individual as of each January 1 during the period of Qualified Military Service. The amount of Certified Earnings shall be determined by the Company consistent with the requirements of the USERRA, and shall reflect the Company’s best estimate of the earnings the individual would have received but for the Qualified Military Service.

(d)     The Plan shall comply with the provisions of the Heroes Earnings Assistance and Relief Tax Act (the “HEART Act”), which amended certain provisions of USERRA. The HEART Act is generally effective January 1, 2007 and provides as follows:

(1)     If a Participant dies while performing “qualified military service” (as defined in USERRA), the Participant’s survivors shall receive the same benefits under the Plan as if the Participant died while employed by a Participating Employer. This rule does not, however, require survivors to be provided with any additional benefit accruals relating to the period of qualified military service.

(2)     Effective January 1, 2009, shift differential pay shall be treated as Certified Earnings under the Plan. After December 31, 2008, shift differential pay is subject to federal income tax withholding if the employee is on active duty with the uniformed services for more than 30 days. FICA and FUTA withholding, however, is not required.

(e)     The foregoing provisions are intended to provide the benefits required by USERRA, and are not intended to provide any other benefits. This section shall be construed consistently with said intent.

    Sec. 8.19 Limitations Under Code §436. To the extent required by Code §436 and any applicable regulations or other guidance, the Plan is subject to the following limitations:

(a)     Limitation on unpredictable contingent event benefits. Any unpredictable contingent event benefit will not be paid if the event occurs at a time when the Plan’s AFTAP, as defined in subsection (e), is less than 60% (or would be less than 60% if the unpredictable contingent event benefit were taken into account). For this purpose, “unpredictable contingent event benefit” means any benefit (or increase in benefits) that is contingent on a plant shutdown or similar event, or on a factor other than age, service, compensation, death or disability.

(b)     Limitation on Plan amendments. No amendment that has the effect of increasing liabilities of the Plan will take effect at a time when the Plan’s AFTAP is less than 80% (or would be less than 80% if the amendment were taken into account). However, this restriction does not apply to a benefit increase under a formula which is not based on a participant’s compensation, provided the rate of increase does not exceed the contemporaneous rate of increase in wages of Participants covered by the amendment.

(c)     Limitation on accelerated benefit payments. The following limitations apply to amounts which are considered “prohibited payments” for purposes of Code §436(d):

(1)     If the Plan’s AFTAP is less than 60%, the Plan will not pay any prohibited payment with an annuity starting date on or after the applicable Code §436 measurement date.

(2)     The Plan will not pay any prohibited payment with an annuity starting date while the Company is in bankruptcy, provided, however, that this restriction does not apply if the Plan’s Actuary certifies that the Plan’s AFTAP is not less than 100%.

(3)     If the Plan’s AFTAP is 60% or more but less than 80%, prohibited payments will be restricted to the extent required by applicableregulations.
(4)     For purposes of this subsection, an amount payable for a month is a “prohibited payment” to the extent it exceeds the sum of (i) the amount payable for that month under a straight life annuity with the same annuity starting date plus (ii) any social security supplement payable under the Plan for that month. Purchase of an irrevocable annuity is also a prohibited payment, as is any other form of payment so identified in applicable guidance. However, a lump sum payment under Sec. 7.6 of the Plan is not a prohibited payment.

(d)     Limitation on benefit accruals. If the Plan’s AFTAP is less than 60%, benefit accruals under the Plan will cease until such time as the Plan’s AFTAP is at least 60%.

(e)     AFTAP. The Plans “AFTAP” is its Adjusted Funded Target Attained Percentage as determined by the Plan Actuary in accordance with Code §436 and §430.

(f)     Rules of construction. The foregoing provisions are intended to limit benefits to the extent required by Code §436 and are not intended to impose any other limitations. This section shall be construed consistently with that intent.

ARTICLE IX

FUND

    Sec. 9.1     Composition. All sums of money and all securities and other property received by the Funding Agency for purposes of the Plan, together with all investment made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the “Fund.” The Company may cause the Fund to be divided into any number of parts for investment purposes or any other purposes necessary or advisable for the proper administration of the Plan. If for any purpose it is necessary to determine the value of an asset in the Fund for which fair market value is not available, the value of such asset shall be its fair value as determined in good faith by the Company or other Named Fiduciary assigned such function, or if the asset is held in trust and the trust agreement so provides, as determined in good faith by the trustee.

    Sec. 9.2     Funding Agency. The Fund may be held and invested as one fund or may be divided into any number of parts for investment purposes. Each part of the Fund, or the entire Fund if it is not divided into parts for investment purposes, shall be held and invested by one or more trustees or by an insurance company. The trustee or trustees or the insurance company so acting with respect to any part of the Fund is referred to herein as the Funding Agency with respect to such part of the Fund. The selection and appointment of each Funding Agency shall be made by the Company by action of its board of directors. The Company shall have the right at any time to remove a Funding Agency and appoint a successor hereto, subject only to the terms of any applicable trust agreement or group annuity contract. The Company shall have the right to determine the form and substance of each trust agreement and group annuity contract under which any part of the Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan. Any such trust agreement may contain provisions pursuant to which the trustee will make investments on direction of a third party.

    Sec. 9.3     Compensation and Expenses of Funding Agency. The Funding Agency shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company. The Funding Agency shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine.

    Sec. 9.4     Funding Policy. The Company shall adopt a procedure, and revise it from time to time as it shall consider advisable, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. It shall advise each Funding Agency of the funding policy in effect from time to time.

    Sec. 9.5     Securities and Property of Participating Employers. An agreement with a Funding Agency may provide that the Fund may be invested in qualifying employer securities or qualifying employer real property, as those terms are used in ERISA, and to the extent permitted by said Act. If qualifying employer securities or qualifying employer real property are purchased or sold as an investment of the Fund from or to a disqualified person or party in interest, as those terms are used in ERISA, and if there is no generally recognized market for such securities or property, the purchase shall be for not more than fair market value and the sale shall be for not less than fair market value, as determined in good faith by the Company or other Named Fiduciary assigned such function, or if such assets are held in trust and the trust agreement so provides, as determined in good faith by the trustee.

    Sec. 9.6     No Diversion. The Fund shall be for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan. Such expenses may include premiums for the bonding of Plan officials required by ERISA and may also include premiums payable to the Pension Benefit Guaranty Corporation other than premiums for contingent liability coverage. No part of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Participating Employers or their beneficiaries. Notwithstanding the foregoing:

(a)     If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Funding Agency shall, upon written request of the Company, return such contribution or portion thereof to the Participating Employer within one year after the payment of the contribution to the Funding Agency; however, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

(b)     Contributions by the Participating Employers are conditioned upon the deductibility of each contribution under Code section 404. To the extent the deduction is disallowed, the Funding Agency shall, upon written request of the Company, return such contribution to the Participating Employer within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

(c)     If, upon termination of the Plan, any residual assets remain in the Fund after all liabilities of the Plan to Participants and their beneficiaries have been satisfied, such residual assets shall be returned to the Participating Employers in such proportions as the Company may determine.

    Sec. 9.7     Employer Contributions. The Participating Employers shall make such contributions to the Fund from time to time as they consider advisable which shall not be less than the minimum contributions required by the ERISA. All such contributions are conditioned upon the deductibility thereof under Code section 404.

ARTICLE X

ACTUARY

    Sec. 10.1     Appointment. The Company shall appoint as Actuary hereunder an individual who is an enrolled actuary as defined in ERISA or a partnership, corporation, or other organization which has as a partner or employee thereof such an enrolled actuary.

    Sec. 10.2     Responsibilities. The Actuary shall have the responsibilities expressly allocated to it hereunder and shall have such other responsibilities with respect to the Plan as may be agreed upon by the Company and the Actuary.

    Sec. 10.3     Compensation. The Actuary shall receive such reasonable compensation for its services hereunder as may be agreed upon by the Company and the Actuary. To the extent not paid from the Fund, such compensation shall be paid by the Participating Employers in such proportions as the Company shall determine.

    Sec. 10.4     Resignation, Removal and Successor. Any agreement between the Company and the Actuary for services hereunder may be terminated by either party on 30 days written notice to the other. In the event of a vacancy in the office of Actuary, the Company shall appoint a successor.

ARTICLE XI

ADMINISTRATION OF PLAN

    Sec. 11.1     Administration by Company. The Company is the “administrator” of the Plan for purposes of ERISA. Except as expressly otherwise provided herein, the Company, and not the other Participating Employers, shall control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. Such control and management shall include, but is not limited to, interpretation of provisions of the Plan and determination of a Participant's eligibility for benefits under the Plan and the amount, if any, and form of payment of such benefits. In carrying out its Plan responsibilities, the Company shall have discretionary authority to construe the terms of the Plan. Except in cases where the Plan expressly requires action on behalf of the Company to be taken by the Board, action on behalf of the Company may be taken by any of the following:

(a)     The Board.

(b)     The chief executive officer of the Company.

(c)     Any person or     persons, natural or otherwise, or committee,    to whom responsibilities for the operation and administration of the Plan are allocated by the Company, by resolution of the Board or by written instrument executed by the chief executive officer of the Company and filed with its permanent records, but action of such person or persons or committee shall be within the scope of said allocation.

    Sec. 11.2     Certain Fiduciary Provisions. For purposes of the Plan:

(a)     Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(b)     A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

(c)     To the extent permitted by any applicable trust agreement or group annuity contract a Named Fiduciary with respect to control or management of the assets of the Plan may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

(d)     At any time that the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Company, by action of the Board or its chief executive officer may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.
(e)     Unless expressly prohibited in the appointment of a Named Fiduciary which is not the Company acting as provided in Sec. 11.1, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

(f)     A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

    Each Named Fiduciary (other than the Company), each other fiduciary, each person employed pursuant to subsection (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment therefor from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine. However, no person so serving who already receives full-time pay from any Participating Employer shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

    Sec. 11.3     Discrimination Prohibited. No person or persons in exercising discretion in the operation and administration of the Plan shall discriminate in favor of highly compensated employees (as defined in Code section 414(q)).

    Sec. 11.4     Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented by the proper party.

    Sec. 11.5     Correction of Errors. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Funding Agency. The Company shall have power to cause such equitable adjustments to be made to correct for such errors as the Company in its discretion considers appropriate. Such adjustments shall be final and binding on all persons.

    Sec. 11.6     Records. Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by said Act or other applicable law.

    Sec. 11.7     General Fiduciary Standard. Each fiduciary shall discharge his duties with respect to the Plan solely in the interests of Participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

    Sec. 11.8     Prohibited Transactions. A fiduciary with respect to the Plan shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

    Sec. 11.9     Claims Procedure. The Company shall establish a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the appropriate Named Fiduciary of the decision denying the claim. No person claiming a benefit under the Plan may initiate a civil action regarding the claim until all steps under the claims procedure (including appeals) have been completed.

    Sec. 11.10 Bonding. Plan personnel shall be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Fund. Such premiums may also be paid in whole or in part by the Participating Employers in such proportions as the Company shall determine. The Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

    Sec. 11.11 Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

    Sec. 11.12 Agent For Legal Process. The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

    Sec. 11.13 Indemnification. In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee (collectively referred to as the “Indemnitee”) of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises. The Company shall have the right, but not the obligation, to select counsel and control the defense and settlement of any action against the Indemnitee for which the Indemnitee may be entitled to indemnification.

ARTICLE XII

AMENDMENT, TERMINATION, MERGER

    Sec. 12.1     Amendment. Subject to the non-diversion provisions of Sec. 9.6, the Company, by action of the Board, or by action of a person so authorized by resolution of the Board, may amend the Plan at any time and from time to time. No amendment of the Plan shall have the effect of changing the rights, duties, and liabilities of any Funding Agency without its written consent. Also, no amendment shall divest a Participant or beneficiary of benefits accrued prior to the amendment. The Company agrees that promptly upon adoption of any amendment to the Plan it will furnish a copy of the amendment together with a certificate evidencing its due adoption to each Funding Agency then acting. The Company has sole authority to amend the Plan; the Plan may not be amended by the other Participating Employers.

    Sec. 12.2     Discontinuance of Joint Participation in Plan by a Participating Employer. A Participating Employer, by action of its board of directors and on appropriate written notice to the Company and each Funding Agency then acting, may discontinue its joint participation in the Plan with the other Participating Employers. The Company shall cause a determination to be made of the equitable part of the Fund assets held on account of Participants of the withdrawing employer and their beneficiaries. The Company shall direct the Funding Agency or Funding Agencies to transfer assets representing such equitable part to a separate fund for the plan of the withdrawing employer; provided, however, that such transfer shall be made only if and when the Company in its sole judgment is satisfied that the transfer can be made in full compliance with the applicable requirements of ERISA. Such withdrawing employer may thereafter exercise, in respect of such separate fund, all the rights and powers reserved to the Company with respect to the Fund. The plan of the withdrawing employer shall, until amended by the withdrawing employer, continue with the same terms as the Plan herein, except that with respect to the separate plan of the withdrawing employer the words “Participating Employer,” “Participating Employers,” and “Company” shall thereafter be considered to refer only to the withdrawing employer. Any discontinuance of participation by a Participating Employer shall be effected in such manner that each Participant or beneficiary would (if the Plan and the plan of the withdrawing employer then terminated) receive a benefit immediately after such discontinuance of participation which is equal to or greater than the benefit he would have been entitled to receive immediately before such discontinuance of participation if the Plan had then terminated. No transfer of assets pursuant to this section shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

    Sec. 12.3     Reorganization of Participating Employers. In the event two or more Participating Employers shall be consolidated or merged or in the event one or more Participating Employers shall acquire the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their employees. In such event, in administering the Plan the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers involved in the reorganization.

    Sec. 12.4     Termination. The Plan may be terminated by action of all of the Participating Employers jointly participating therein at the time by action of their respective boards of directors. An employer which has discontinued its joint participation in the Plan with the other Participating Employers shall also have the right to terminate its separate plan which resulted from such discontinuance at any time by action of its board of directors. Any such voluntary termination of the Plan, or separate plan, shall be made in compliance with all applicable provisions of ERISA. The Plan or separate plan, may also be terminated by action of the Pension Benefit Guaranty Corporation pursuant to the provisions of said Act. Upon termination of the Plan, or separate plan, the following shall be applicable:

(a)     No further benefits shall accrue under the terminated Plan, and the rights of each employee thereunder to benefits accrued to the date of such termination, to the extent then funded, shall be nonforfeitable, provided, however, that the sole recourse for satisfaction of such rights shall be to the Fund and where applicable, to the Pension Benefit Guaranty Corporation.

(b)     The Funding Agency shall receive for the Fund of the applicable terminated plan any amount recovered under section 4045 of ERISA.

(c)     The Funding Agency shall deduct from the Fund of the terminated Plan its compensation, expenses properly chargeable thereto, and any and all taxes that may be imposed upon the Fund by virtue of the termination of the Plan or otherwise; provided, however, that the Funding Agency may accept such reasonable indemnity therefor from the Participating Employers as the Funding Agency shall specify.

(d)     If adequate the Fund of the terminated Plan shall then be applied to provide, in accordance with the provisions of such terminated plan as in effect at the time of such termination, all benefits accrued to the date of such termination whether vested or not.

(e)     If the Fund of the terminated plan is not adequate to provide all benefits accrued to the date of termination, the assets of the Fund of the terminated plan shall be allocated to provide benefits in the following order of priority subject to any applicable regulations promulgated by the Pension Benefit Guaranty Corporation or the Secretary of the Treasury or his delegate:

(1)     In the case of benefits payable as an annuity:

(A)     In the case of the benefit of a Participant or beneficiary which was in pay status as of the beginning of the 3-year period ending on the termination date of the Plan, to provide each such benefit, based on the provisions of the Plan (as in effect during the 5-year period ending on such date) under which such benefit would be the least. The lowest benefit in pay status during the 3-year period shall be considered the benefit in pay status for such period.

(B)     In the case of the benefit of a Participant or beneficiary (other than a benefit described in subparagraph (A) above) which would have been in pay status as of the beginning of the 3-year period ending on the termination date of the Plan if the Participant had retired prior to the beginning of the 3-year period and if his benefits had commenced as a life only annuity as of the beginning of such period, to provide each such benefit based on the provisions of the Plan (as in effect during the 5-year period ending on such date) under which such benefit would be the least.

(2)     To provide all other benefits, if any, of individuals under the Plan guaranteed under ERISA (determined without regard to section 4022(b)(5) of said Act), and the additional benefits, if any, which would be so provided if section 4022(b)(6) of said Act did not apply. In determining such benefits, section 4021 of said Act shall be applied without regard to subsection (c) thereof.

(3)     To provide all other nonforfeitable benefits under the Plan. If the assets available are not sufficient to satisfy in full such benefits:

(A)     The assets shall be allocated to provide individuals with such benefits accrued under the Plan as in effect at the beginning of the 5-year period ending on the date of Plan termination.

(B)     If the assets available for allocation under subparagraph (A) above are sufficient to satisfy in full the benefits described therein (without regard to this subparagraph (B)), then for purposes of subparagraph (A), benefits of individuals thereunder shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such 5-year period under which the assets available for allocation are sufficient to satisfy in full the benefits of such individuals, and any assets remaining to be allocated shall be allocated on the basis of the Plan as amended by the next succeeding Plan amendment effective during such period.

(4)     To provide all other accrued benefits under the Plan.

The amount allocated under any of paragraphs (1) through (4) above with respect to any benefit shall be properly adjusted for any allocation of assets with respect to that benefit under any of the preceding of said paragraphs. Except as otherwise provided in paragraph (3) above, if the assets available for allocation under any of said paragraphs are insufficient to satisfy in full the benefits to be provided individuals under such paragraph, the assets shall be allocated pro rata among such individuals on the basis of the present value, as of the termination date of the Plan, of their respective benefits described in such paragraph. If the Secretary of the Treasury or his delegate determines that the allocation made pursuant to this subsection results in discrimination prohibited by Code section 401(a)(4) then, if required to prevent the disqualification of the Plan (or any trust under the Plan) the assets shall be reallocated to the extent necessary to avoid such discrimination but only to the extent permitted by ERISA.

(f)     If all liabilities of the Plan to Participants and their beneficiaries have been satisfied, any residual assets of the Plan shall be returned to the Participating Employer if such distribution does not contravene any provision of law.

(g)     Except as otherwise required by the Pension Benefit Guaranty Corporation or its duly authorized agents, benefits on termination of the Plan shall be distributed as provided in this subsection. The Company shall determine the method and manner in which such benefits shall be distributed to the persons entitled thereto. The Company shall have the right to postpone the distribution of benefits for a reasonable time, to require the total or partial liquidation of the Fund, to provide for the payment of certain benefits in one sum and others in installments, and to arrange for the application of all or a part of the value to be provided for any person toward the purchase of an annuity contract issued by an insurance company. In exercising such right the Company shall give recognition, to the extent it may deem it advisable or practicable to do so, to the fact that a purpose of the Plan is to provide life incomes to Participants after they have attained their respective Normal Retirement Ages but that the exigencies of a particular case may require or make advisable a lump sum cash settlement or other distributions in lieu of such installment benefits. In no event, however, shall the commencement of distributions be postponed to a date later than that permitted by other provisions of the Plan, nor shall settlements be made which would be prohibited by the provisions of the Plan that relate to optional settlements.

(h)     In the event of the termination of the Plan, all Plan provisions and any agreements with Funding Agencies relating to the Plan shall continue to have effect for the purpose of completing distributions in accordance with this section.

    Sec. 12.5     Partial Termination. If there is a partial termination of the Plan, either by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, the Company shall:

(a)     Determine the equitable part of the Fund assets held on account of Participants with respect to when the Plan is terminated and their beneficiaries as though the partial termination was a discontinuance of joint participation in the Plan by a Participating Employer under Sec. 12.2.

(b)     Cause that portion of the Fund allocated to those Participants (and their beneficiaries) with respect to whom the partial termination takes place to be treated as the Fund of a terminated plan with respect to such persons.

(c)     Cause that portion of the Fund that is not allocated to those Participants (and their beneficiaries) with respect to whom the partial termination takes place to continue to be held and administered under the Plan for the benefit of the other Participants (and their beneficiaries).

    The provisions of Sec. 12.4 shall be applicable to the partially terminated plan, to the Participants (and their beneficiaries) with respect to whom the partial termination takes place, and to the funds allocated to such persons, as though it constituted a separate plan; provided, however, that any residual assets shall be credited to the portion of the Fund referred to in subsection (c) above rather than being returned to the Participating Employer.

    Sec. 12.6     Merger, Consolidation, or Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

    Sec. 12.7     Deferral of Distributions. Notwithstanding any provisions of the Plan to the contrary, in the case of a complete or partial termination of the Plan, the Company or the Funding Agency may defer any distribution of benefit payments to Participants and beneficiaries with respect to which such termination applies until after the following have occurred:

(a)     Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such termination on the qualified status of the Plan under Code section 401(a).

(b)     Appropriate adjustment of the Fund to reflect taxes, costs, and expenses, if any, incident to such termination.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

    Sec. 13.1     Insurance Company Not Responsible for Validity of Plan. No insurance company that issues a contract under the Plan shall have any responsibility for the validity of the Plan. An insurance company to which an application may be submitted hereunder may accept such application and shall have no duty to make any investigation or inquiry regarding the authority of the applicant to make such application or any amendment thereto or to inquire as to whether a person on whose life any contract is to be issued is entitled to such contract under the Plan.

    Sec. 13.2     Headings. Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

    Sec. 13.3     Capitalized Definitions. Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

    Sec. 13.4     Gender. Any references to the masculine gender include the feminine and vice versa.

    Sec. 13.5     Use of Compounds of Word “Here”. Use of the words “hereof,” “herein,” “hereunder,” or similar compounds of the word “here” shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

    Sec. 13.6     Construed as a Whole. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

ARTICLE XIV

TOP-HEAVY PLAN PROVISIONS

    Sec. 14.1     Effective Date. The following provisions shall apply for Plan Years beginning after December 31, 2001.

    Sec. 14.2     Key Employee Defined. “Key Employee” means any employee or former employee of the employer (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Company or an Affiliate having annual compensation greater than $130,000 (as adjusted under Code § 416(i)(1) for Plan Years beginning after December 31, 2002), a five-percent owner of the Company or an Affiliate, or a one-percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code § 415(c)(3). The determination of who is a key employee will be made in accordance with Code § 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

    Sec. 14.3     Determination of Top-Heavy Status. The top-heavy status of the Plan shall be determined according to the following standards and definitions:

(a)     The Plan is a Top-Heavy Plan if the top-heavy ratio for this Plan exceeds 60 percent or if this Plan is part of a required aggregation group of plans and the top- heavy ratio for the group of plans exceeds 60 percent. However, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60 percent.

    (b)     The “top heavy ratio” shall be determined as follows:

(1)     If the ratio is being determined only for this Plan or if the aggregation group only includes defined benefit pension plans, the top heavy ratio is a fraction, the numerator of which is the sum of the present values of the accrued benefits of all Key Employees under the Plan or plans as of the determination date (including any part of any accrued benefit distributed in the one-year period ending on the determination date), and the denominator of which is the sum of present value of all accrued benefits (including any part of any accrued benefit distributed in the one-year period ending on the determination date) of all employees under the Plan or plans as of the determination date. Both the numerator and the denominator referred to in the preceding sentence shall be computed in accordance with Code section 416 and the regulations thereunder. The preceding provisions shall also apply to distributions under a terminated plan which, had it not terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A). In the case of a distribution made for a reason other than severance of employment, death or disability, the one year period referred to above shall be applied by substituting “five year period” for “one year period”.

(The “plans” referred to in the preceding sentence are the plans in the required or permissive aggregation group under Code section 416(g)(2).)

(2)     If the determination is being made for a required or permissive aggregation group which includes one or more defined contribution plans, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances of all Key Employees under the defined contribution plans and the present value of accrued benefits under the defined benefit plans for all Key Employees as of the determination date (including any part of any account balance or accrued benefit distributed in the one-year period ending on the determination date), and the denominator of which is the sum of the account balances under the defined contribution plans for all employees and the present value of accrued benefits under the defined benefit plans for all employees as of the determination date (including any part of any account balance or accrued benefit distributed in the one-year period ending on the determination date subject to the special aggregation rule for terminated plans in paragraph (1) above). In the case of a distribution made for a reason other than severance from employment, death or disability, the one-year period referred to above shall be applied by substituting “five-year period” for “one-year period”. (The “plans” referred to in the preceding sentence are the plans in the required or permissive aggregation group under Code section 416(g)(2).) Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution due but unpaid as of the determination date.

(3)     For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date. The account balances and accrued benefits of an employee who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(c)     “Required aggregation group” means (i) each qualified plan of the employer in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer that enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) or 410.

(d)     “Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

(e)     “Determination date” for any Plan Year means the last day of the preceding Plan Year.

(f)     The “valuation date” is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

(g)     The “present value” of benefits under this Plan and all other defined benefit plans of the employer for purposes of computing the top-heavy ratio shall be based on 5% interest and mortality rates based on the 1983 Male Group Annuity Mortality Table.

(h)     If an individual has not performed any services for the employer during the one- year period ending on the determination date with respect to a Plan Year, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year.

(i)     For purposes of Top Heavy testing, proportional subsidies are ignored and non- proportional subsidies are considered as provided in applicable Treasury regulations.

(j)     For purposes of Top Heavy testing, the accrued benefit of any Participant (other than a Key Employee) shall be determined:

(1)     under the method which is used for accrual purposes for all plans of the Participating Employers and their Affiliates; or

(2)     if there is no method described in clause (i), as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code section 411(b)(1)(C).

    Sec. 14.4     Minimum Accrued Benefit. If the Plan is a Top-Heavy Plan, notwithstanding any other provisions of this Plan, each Participant who is not a Key Employee shall have a minimum accrued benefit (to be provided by employer contributions and expressed as a single life annuity, with no ancillary benefits, commencing at Normal Retirement Age) equal to the applicable percentage of the Participant's average monthly compensation for years in the testing period.

(a)     For purposes of this section:

(1)     The “applicable percentage” is the lesser of 2 percent multiplied by the Participant's number of years of service with the employer, or 20 percent. For purposes of this paragraph (1), a Participant has a year of service for each Plan Year in which he completes 1000 Hours of Service; provided, however, that the following years shall not be taken into account:

(A)     Plan Years commencing before January 1, 1984.

(B)     Plan Years in which the Plan is not a Top-Heavy Plan.

(C)     Plan Years in which the Participant is a Key Employee.

(D)     Plan Years that end before the Participant attains age 18.

(E)     Plan Years during which the employer did not maintain the Plan or a predecessor plan.

(2)     “Compensation” is as defined in Sec. 8.12(j).

(3)     A Participant's “testing period” comprises the five consecutive Plan Years during which the Participant had the greatest aggregate compensation from the employer, subject to the following:

(2)     The Plan Years taken into account for purposes of this paragraph shall be adjusted for years not included in years of service for purposes of paragraph (1) above, as provided in Code section 416(c)(1)(D)(ii).

(3)     The following Plan Years shall be disregarded for purposes of this paragraph if by disregarding such Plan Years the Participant's average monthly compensation for years in the testing period will be reduced:

(i)     Any Plan Year beginning before January 1, 1984.

(ii)     Any Plan Year commencing after the last Plan Year in which the Plan was a Top-Heavy Plan.

(b)     If a Participant becomes entitled to a benefit under the Plan, and (i) if the form of the benefit is other than a single life annuity and/or (ii) if the benefit commences at a date other than at Normal Retirement Age, the benefit payable to Participant must be at least the Actuarial Equivalent of the minimum single life annuity benefit commencing at Normal Retirement Age.

(c)     A Participant's minimum accrued benefit required under this section, to the extent required to be nonforfeitable under Sec. 14.5, shall not be subject to suspension of payment under Sec. 6.7(a)(2), unless suspension is permissible under the Code or regulations prescribed by the Secretary of the Treasury.

(d)     This section shall not apply to any Participant who is covered under any other defined benefit plan of the employer to the extent the minimum benefit requirement otherwise applicable under this Plan will be satisfied by such other plan.

    Sec. 14.5     Vesting Schedule. If a Participant's Termination of Employment occurs under such circumstances that he is not entitled to a benefit under Article VI, and if he was an Active Participant during a Plan Year for which the Plan was a Top-Heavy Plan, he shall be entitled to a benefit under this section. Except as modified by this section, such benefit shall be payable under the terms and conditions that would be applicable to a Vested Termination benefit under Sec. 6.5.

(a)     The monthly amount of the benefit under this section shall be an amount equal to the Participant's Accrued Monthly Pension multiplied by the vested percentage determined according to the number of his Years of Vesting Service, as follows:

              Years of Vesting Service     Vested Percentage

                   Less than 2                0%
                   2 but less than 3          20%
                   3 but less than 4          40%
                   4 but less than 5          60%
                   5 or more               100%

(b)     Years of Vesting Service for purposes of this section shall be as defined in Sec. 3.6.

(c)     This section shall not apply to a Participant who has no Hours of Service after the Plan becomes a Top-Heavy Plan.

(d)     If the Plan ceases to be a Top-Heavy Plan and continues to be a non-Top-Heavy Plan until the Participant's Termination of Employment, the benefit to which the Participant is entitled under this section shall not exceed the benefit to which he would have been entitled if his Termination of Employment had occurred on the date of such cessation.

    Sec. 14.6     Definition of Employer. For purposes of this Article XIV, the term “employer” means the Company and any trade or business entity under Common Control with the Company.

    Sec. 14.7     Exception For Collective Bargaining Unit. Sections 14.4 and 14.5 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.

    Sec. 14.8     Special Rule for Automatic Cash Outs of Partially Vested Benefits. This Section shall only apply in the unlikely event that the Participant is partially vested under Sec. 14.5 or because the provisions of the Plan are changed to provide for a graduated vesting schedule as opposed to five year cliff vesting. In either of those unlikely events, if the Actuarial Equivalent present value of the vested portion of an individual’s partially vested benefit is $5,000 or less ($3,500 or less for Participants who had Terminations of Employment before January 1, 1999), the benefit shall be paid as provided in Sec. 8.2.

APPENDIX A

SOO LINE RAILROAD FUNDED PENSION PLAN
Modifications Applicable to Certain
Former Participants in the Minneapolis, Northfield
and Southern Railway Retirement Plan

    Prior to September 1, 1982, Minneapolis, Northfield and Southern Railway, Inc. maintained the Minneapolis, Northfield and Southern Railway Retirement Plan (the “MN&S Plan”) for the benefit of its eligible employees. Effective as of September 1, 1982, the MN&S Plan is being merged with and into the Soo Line Railroad Funded Pension Plan (the “Plan”). Persons who were participants in the MN&S Plan and who terminated employment on or after September 1, 1982 are hereafter referred to as “MN&S Plan Participants.” Benefits payable to MN&S Plan Participants shall be determined and paid under the Plan as modified by this Appendix A.

    Benefits payable with respect to any participant in the MN&S Plan who terminated employment prior to September 1, 1982 shall be determined according to the MN&S Plan as in effect prior to September 1, 1982. Such persons are not considered to be “MN&S Plan Participants” for purposes of this Appendix.

1.

    Each MN&S Plan Participant is a Participant effective as of September 1, 1982.

2.

    An MN&S Plan Participant's Years of Vesting Service shall be equal to the sum of the following:

(a)     His years of vesting service prior to November 1, 1982 determined under Sec. 3. 10 of the MN&S Plan as if said Plan had remained in effect until October 31, 1982.

(b)     His Years of Vesting Service after December 31, 1981 determined under Sec. 3.6 of the Plan. For purposes of said computation, service with the Minneapolis, Northfield and Southern Railway, Inc. after December 31, 1981 and prior to July 1, 1982 shall be treated as service with the Company.

    However, if an MN&S Plan Participant either (i) has an Employment Commencement Date which is prior to September 1, 1977 or (ii) has, on September 1, 1982, at least five years of vesting service as defined in Sec. 3.10 of the MN&S Plan, his Years of Vesting Service shall not be less than the years of vesting service he would have had under Sec. 3.10 of the MN&S Plan if said plan had remained in effect until his Termination of Employment.

3.

    Sec. 3.7 is modified by adding a new subsection (e) reading as follows immediately after subsection (d) thereof:

(a)     In the case of any MN&S Plan Participant, his Years of Credited Service shall be equal to the sum of the following, but may not exceed 30 years:

(1)     His credited service prior to November 1, 1981 determined under Sec. 4.10 of the MN&S Plan.

(2)     One twelfth of a Year of Credited Service for each of November and December, 1981, provided he completed one or more Hours of Service in each of said months. No Credited Service shall be given for either of said months if he performed no Hours of Service in said month.

(3)     His Years of Credited Service for 1982 and each subsequent Plan Year determined under 3.7(b). For purposes of said computation, service with the Minneapolis, Northfield and Southern Railway, Inc. after December 31, 1981 and prior to July 1, 1982 shall be treated as service with the Company.

4.

    An MN&S Plan Participant's Accrued Monthly Pension under Sec. 4.6 of the Plan shall not be less than his accrued monthly pension determined as of August 31, 1982 under Sec. 4.7 of the MN&S Plan. For purposes of determining the benefit under said Sec. 4.7, his service and compensation after August 31, 1982 shall be disregarded.

5.

    For purposes of determining an MN&S Plan Participant's Certified Earnings under Sec. 4.7 of the Plan, compensation paid by a participating employer in the MN&S Plan prior to July 1, 1982 shall be treated as compensation from the Company.

APPENDIX B

SOO LINE RAILROAD FUNDED PENSION PLAN
Schedule of Modified Lump Sum
Death Benefits Under Section 7.4

    Pursuant to section 7.4 of the Plan certain Participants are eligible for lump sum death benefits in an amount other than $4,000. The following individuals shall receive a single sum death benefit in the amount set forth opposite their name: [Redacted]

APPENDIX C

SOO LINE RAILROAD FUNDED PENSION PLAN
Modifications Applicable to Certain
Former Participants in the Pension Plan of
Chicago, Milwaukee, St. Paul, and Pacific Railroad Company

    Prior to February 19, 1985 (the “Acquisition Date”), Chicago, Milwaukee, St. Paul, and Pacific Railroad Company (the “Milwaukee Road”) maintained the Pension Plan of Chicago, Milwaukee, St. Paul, and Pacific Railroad Company (the “Milwaukee Road Plan”) for the benefit of its eligible employees. On the Acquisition Date, the assets of the Milwaukee Road were acquired by SLRCO, Inc., an Affiliate of the Company.

    Effective as of the Acquisition Date, the Milwaukee Road Plan is being merged with and into the Soo Line Railroad Funded Pension Plan (the “Plan”). (While the merger is effective as of the Acquisition Date, assets of the two Plans will be combined no earlier than December 1, 1985.)

    Persons who were participants in the Milwaukee Road Plan and who terminated employment after the Acquisition Date are hereafter referred to as “Milwaukee Road Plan Participants.” Benefits payable to Milwaukee Road Plan Participants shall be determined and paid under the Plan as modified by this Appendix C.

    Benefits payable with respect to any participant in the Milwauke Road Plan who terminated employment on or before the Acquisition Date shall be determined according to the Milwaukee Road Plan as in effect prior to the Acquisition Date. Such persons are not considered to be “Milwaukee Road Plan Participants” for purposes of this Appendix. However, preretirement death benefits are provided with respect to certain such participants under Part 8 of this Appendix, and pensions which would otherwise be payable with respect to such participants in small monthly amounts may be paid in single sums or less frequent installments pursuant to Sec. 8.2 of the Plan.

1.

    Each Milwaukee Road Plan Participant is a Participant effective as of the Acquisition Date.

2.

    The Milwaukee Road Inc. (formerly named SLRCO, Inc.) is a Participating Employer effective as of the Acquisition Date.

3.

    A Milwaukee Road Plan Participant's Years of Vesting Service shall be equal to the sum of the following:

(a)     His Years of Service prior to January 1, 1986 determined under Sec. 1.18(b) of the Milwaukee Road Plan as if said Plan had remained in effect until December 31, 1985.

(b)     His Years of Vesting Service after December 31, 1985 determined under Sec. 3.6 of the Plan.

    However, if a Milwaukee Road Plan Participant either (i) has an Employment Commencement Date which is prior to January 1, 1981 or (ii) has, on December 31, 1985 at least five Years of Service as defined in Sec. 1.18(b) of the Milwaukee Road Plan, his Years of Service shall not be less than the Years of Service he would have had under Sec. 1.18(b) of the Milwaukee Road Plan if said plan had remained in effect until his Termination of Employment.

4.

    Sec. 3.7 is modified by adding a new subsection (e) reading as follows immediately after subsection (d) thereof:

(a)     In the case of any Milwaukee Road Plan Participant, his Years of Credited Service shall be equal to the sum of the following, but may not exceed 30 years:

(1)     His Credited Service prior to January 1, 1986 determined under Sec. 1.19 of the Milwaukee Road Plan.

(2)     His Years of Credited Service for 1986 and each subsequent Plan Year determined under Sec. 3.7(b).

5.

    If as of December 31, 1984, service prior to that date was not recognized under the Milwaukee Road Plan because the service was followed by a break in service, that service will not be recognized in determining Years of Credited Service or Years of Vesting Service under the Plan. Service recognized as of December 31, 1984 under the Milwaukee Road Plan shall not be disregarded due to a break in service occurring in 1985 or thereafter.

6.

    A Milwaukee Road Plan Participant's Accrued Monthly Pension under Sec. 4.6 of the Plan shall not be less than his accrued benefit determined as of December 31, 1985 (or the date of his Termination of Employment, if earlier) under Sec. 1.28 of the Milwaukee Road Plan. For purposes of determining the benefit under said Sec. 1.28, his service and compensation after December 1985 (or the date of his Termination of Employment, if earlier) shall be disregarded.

7.

    For purposes of determining a Milwaukee Road Plan Participant's Certified Earnings under Sec. 4.7 of the Plan:

(a)     Total compensation paid for service as a participant in the Milwaukee Road Plan shall be included in Certified Earnings; provided, however, that Certified Earnings shall be limited or adjusted as provided in Sec. 4.7(a), (d), and (f) of the Plan.

(b)     However, deferred wages shall be included in the years 1980 and 1981, as if paid, and when paid later in cash or in the form of preferred stock, will be excluded from Certified Earnings.

(c)     Certified Earnings does not include any amount by which wages were reduced under the reduced wage agreements in effect during 1982, 1983, and 1984.

(d)     Payments made under Exhibit K or in lieu thereof are excluded from Certified Earnings.

8.

    If a Participant in the Milwaukee Road Plan had a Termination of Employment prior to the Acquisition Date, a death benefit will be paid under Plan Sec. 7.1 to a Qualified Spouse if the following requirements are met:

(a)     His death occurred on or after August 23, 1984.

(b)     He was entitled to a pension under the Milwaukee Road Plan, but his death occurred prior to his benefit commencement date.

(c)     He elected to be covered by this option and the election was made in accordance with procedures established by the Company.

APPENDIX D

GRANDFATHERED ACCRUED BENEFIT

    This Appendix D describes eligibility requirements for the Grandfathered Accrued Benefit, referenced in Sec. 4.6(c)(1). This Appendix D also describes the amount of the Grandfathered Accrued Benefit. Capitalized terms used herein that are not defined in this Appendix have the same meaning as defined in the main text of the Plan document.

1.

    Eligibility for Grandfathered Benefit. A Participant shall be eligible to receive the Grandfathered Accrued Benefit described in Sec. D.2 only if requirements in (a), (b) and (c) below are all satisfied:

(a)     The Participant must have been actively employed by the Company or an Affiliate (including Canadian Affiliates) on December 31, 2000. For the purposes of this subsection (a), a Participant who was disabled (as determined by the Company in its sole discretion) or on an approved leave of absence (including short term sick leave) on December 31, 2000, shall be treated as being actively employed on that date; and

(b)     The Participant must have had at least a portion of a Year of Credited Service on December 31, 2000. Notwithstanding the foregoing, if a Participant was a Qualified Employee on December 31, 2000 and subsequently receives at least a portion of a Year of Credited Service, attributable to pre-January 1, 2001 service, due to the application of the special rules for transfers to Qualified Employee positions described in Sec. 3.7(c), the Participant will be treated as having satisfied the requirements of this subsection (b); and

(c)     The Participant must have completed at least one Hour of Service on or after January 1, 2001.

2.

    Amount of Grandfathered Accrued Benefit. Subject to the provisions of subsection (c) of this Sec. D.2, an eligible Participant’s Grandfathered Accrued Benefit shall be equal to the sum of the “prior service portion” described in (a) below and the “future service portion” described in (b) below, determined as follows:

(a)     Prior Service Portion Attributable to Service Prior to January 1, 2001:

The portion of a Grandfathered Participant’s Accrued Monthly Pension that is attributable to pre-January 1, 2001 Years of Credited Service is equal to the amount in (1) below, minus the amounts in (2) and (3) below, multiplied by the factor described in (4) below.

(1)     One and four tenths percent (1.40%) of the Participant’s Final Average Monthly Earnings (determined as of December 31, 2000) multiplied by the number, not exceeding 30, of his or her Years of Credited Service attributable to service performed prior to January 1, 2001;

Minus

(2)     One-half of one percent (0.5%) of the amount in (A) or (B), whichever is less, multiplied by the number, not exceeding 30, of the Participant’s Years of Credited Service attributable to service performed prior to January 1, 2001:

(A)     The Participant’s Final Average Monthly Earnings (determined as of December 31, 2000).

(B)     $2,755, which is one-twelfth (1/12) of the average (without indexing) of the annual wage bases under Tier I of the Railroad Retirement Act in effect for the 35-year period ending with the year 1999.

Minus

(3)     One-half of one percent (0.5%) of the amount in (A) or (B), whichever is less, multiplied by the number, not exceeding 30, of the Participant’s Years of Credited Service attributable to service performed prior to January 1, 2001:

(A)     The Participant’s Final Average Monthly Earnings determined as of December 31, 2000.

(B)     $4,080, which is one-twelfth (1/12) of the average of the annual wage bases under Tier II of the Railroad Retirement Act for the five years ending with the year 1999.

However, if the Participant has a Termination of Employment after attaining age 55 but before attaining age 60, the one-half of one percent (0.5%) factor in this paragraph (3) shall be multiplied by the appropriate percentage from the following table based on the Participant’s age when pension payments commence:

         Age When Pension
         Payments Commence      Percentage

                    59                    92%
                    58                    84%
                    57                    76%
                    56                    68%
                    55                    60%

          In applying said table, straight line interpolation shall be used.

Multiplied By

(3)     A factor equal to the quotient (not less than one) obtained by dividing (i) the Participant’s Final Average Monthly Earnings, determined as of the date of his or her Termination of Employment, by (ii) the Participant’s Final Average Monthly Earnings, determined as of December 31, 2000.

For purposes of applying the provisions of this subsection (a) the reductions in paragraphs (2) and (3) apply without regard to whether the Participant is eligible for either a benefit payable under the Railroad Retirement Act or the Social Security Act.

(b)     Future Service Portion Attributable to Service After December 31, 2000:

The portion of a Grandfathered Participant’s Accrued Monthly Pension that is attributable to post-December 31, 2000 Years of Credited Service is equal to the sum of the amounts in (1) and (2) below, multiplied by the number in (3) below as follows:

(1)     One half of one percent (0.5%) of the portion of the Participant’s Final Average Monthly Earnings that does not exceed one-twelfth (1/12) of the average annual wage bases under Tier I of the Railroad Retirement Act,

Plus

(2)     One and one quarter percent (1.25%) of the portion of the Participant’s Final Average Monthly Earnings in excess of one-twelfth (1/12) of the average annual wage bases under Tier I of the Railroad Retirement Act, if any,

Multiplied By

(3)     The number of the Participant’s total Years of Credited Service, (not exceeding 30), minus the number of the Participant’s pre-January 1, 2001 Years of Credited Service (not exceeding 30), recognized in subsection (a) above.

For purposes of this subsection (b), the “average annual wage bases under Tier I of the Railroad Retirement Act” is the average of the maximum annual wage bases under Tier I of the Railroad Retirement Act for the thirty-five years prior to the latest year in which the Participant ceases to be a Qualified Employee.

(c)     Special Rules for Transfers Into Qualified Employee Status:

This subsection (c) applies to employees who transfer into Qualified Employee positions and qualify for Years of Credited Service attributable to service performed as a non-Qualified Employee prior to the transfer, under the circumstances described in Sec. 3.7(c). The following special rules apply to these individuals when determining the amount, if any, of their Grandfathered Accrued Benefit under Sec. D.2 of this Appendix.

(1)     If, on December 31, 2000, a Participant has Years of Credited Service attributable to service performed prior to January 1, 2001, but is not a Qualified Employee on December 31, 2000, the wage bases for the Social Security Act, and Tier I and Tier II of the Railroad Retirement Act as in effect at the end of the Participant’s pre-January 1, 2001 Years of Credited Service shall be used for purposes of determining the offsets in D.2(a)(2) and (3) (rather than using the years ending in the year 1999).

(2)     If a Participant is not a Qualified Employee on December 31, 2000, because the Participant’s wages and hours are covered by the provisions of a collective bargaining agreement as provided in Sec. 2.13(b), the Participant’s Grandfathered Accrued Benefit, if any, attributable to pre- January 1, 2001 Years of Credited Service, described in Sec. D.2(a), shall be determined without using the factor described in Sec. D.2(a)(4), unless the Participant again becomes a Qualified Employee on or after January 1, 2001, in which case the factor described in D.2(a)(4) shall be used.

(3)     If a Participant is a Qualified Employee on December 31, 2000 and subsequently completes the 60-month requirement under Sec. 3.7(c), thereby entitling the Participant to pre-January 1, 2001 Years of Credited Service, the Years of Credited Service attributable to service prior to January1, 2001 shall be included in the “Prior Service Portion” of his or her Grandfathered Accrued Benefit described in Sec. D.2(a). If a Participant, who was a Qualified Employee on December 31, 2000, subsequently becomes entitled to Years of Credited Service attributable to post-2000 service due to the application of Sec. 3.7(c), such post- December 31, 2000 Years of Credited Service shall be included in the “Future Service Portion” of his or her Grandfathered Accrued Benefit described in Sec. D.2(b).